EXHIBIT 10.1

RECEIVABLES PURCHASE AGREEMENT

This RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [                ], 20[    ], is by and between Carvana, LLC, an Arizona limited liability company (“Carvana”), as the seller (the “Seller”), and Carvana Receivables Depositor LLC, a Delaware limited liability company (the “Depositor”), as the purchaser (the “Purchaser”).

AGREEMENTS

WHEREAS, the Purchaser desires to purchase automobile retail installment contracts and related rights owned by the Seller pursuant to this Agreement;

WHEREAS, the Seller is willing to sell such contracts and related rights to the Purchaser pursuant to this Agreement;

WHEREAS, the Purchaser intends to sell or otherwise transfer such contracts and related rights, or interests therein, to Carvana Auto Receivables Trust 20[    ]-[    ] a Delaware statutory trust (the “Issuing Entity”), pursuant to the Receivables Transfer Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Transfer Agreement”), between the Issuing Entity and the Depositor;

[WHEREAS, the Issuing Entity intends to contribute or otherwise transfer such contracts and related rights, or interests therein, to Carvana Auto Receivables Grantor Trust 20[    ]-[    ], a Delaware statutory trust (the “Grantor Trust”), pursuant to the Receivables Contribution Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Contribution Agreement”), between the Issuing Entity and the Grantor Trust, in exchange for the Grantor Trust Certificate;]

WHEREAS, the [Grantor Trust][Issuing Entity] intends to pledge such contracts and related rights to [                ], as indenture trustee (the “Indenture Trustee”), and the Issuing Entity will issue notes backed by the [Grantor Trust Certificate] [Receivables] pursuant to the Indenture, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Indenture”), among the Issuing Entity[, the Grantor Trust] and the Indenture Trustee; and

WHEREAS, Bridgecrest Credit Company, LLC, an Arizona limited liability company (the “Servicer”), is willing to service such contracts in accordance with the terms of the Servicing Agreement, dated as of the date hereof, among the Issuing Entity, [the Grantor Trust,] [the Backup Servicer] and the Servicer.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein contained, each party agrees as follows for the benefit of the other party:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions; Rules of Construction. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Part I of Appendix A to this Agreement. All references herein to “the Agreement” or “this Agreement” are to this Receivables Purchase Agreement as it may be amended, supplemented or modified from time to time, the exhibits and schedules hereto and the capitalized terms used herein, which are defined in Part I of such Appendix A, and all references herein to Articles, Sections and Subsections are to Articles, Sections or Subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.1 Conveyance of Receivables.

(a) On the Closing Date, the Seller hereby agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser and the Purchaser hereby agrees to purchase from the Seller, without recourse, all right, title and interest of the Seller in, to and under the following property, whether now existing or hereafter created or acquired (all of the property described in this Section 2.1(a) being collectively referred to herein as the “First Step Transferred Property”):

(i) the [Initial] Receivables and all instruments and all monies due or to become due or received by any Person in payment of any of the foregoing on or after the [Initial] Cutoff Date;

(ii) the Financed Vehicles securing such [Initial] Receivables (including any such Financed Vehicles that have been repossessed), any document or writing evidencing any security interest in any such Financed Vehicle and each security interest in each Financed Vehicle;

(iii) the Receivable Files and the Servicer Files related to such [Initial] Receivables;

(iv) all rights to payment under all Insurance Policies with respect to the Financed Vehicles or the Obligors, including any monies collected from whatever source in connection with any default of an Obligor or with respect to any such Financed Vehicle and any proceeds from claims or refunds of premiums on any Insurance Policy;

(v) all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the [Initial] Receivables, whether pursuant to the related Contracts or otherwise;

(vi) all rights to payment under all service contracts and other contracts and agreements associated with such [Initial] Receivables;

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(vii) all Liquidation Proceeds related to any such [Initial] Receivable received on or after the [Initial] Cutoff Date;

(viii) subject to the Transaction Documents and the Master Agency Agreement, all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing (excluding payments or recoveries in respect of the [Initial] Receivables received prior to the [Initial] Cutoff Date);

(ix) the proceeds of any and all of the foregoing; and

(x) all present and future claims, demands, causes of action and choses in action in respect of any of all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property; all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit, letter-of-credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations; and all other property which at any time constitutes all or part of or is included in the proceeds of any of the foregoing.

(b) [During the [Funding Period][Revolving Period], the Depositor hereby agrees to sell, transfer, assign, set over and otherwise convey to the Issuing Entity and the Issuing Entity hereby agrees to purchase from the Depositor, without recourse, all right, title and interest of the Depositor in, to and under the following property, whether now existing or hereafter created or acquired (all of the property described in this Section 2.1(b) being collectively referred to herein as the “Subsequent First Step Transferred Property”, and together with the Initial First Step Transferred Property, the “First Step Transferred Property”):

(i) the Additional Receivables and all instruments and all monies due or to become due or received by any Person in payment of any of the foregoing on or after the Subsequent Cutoff Date;

(ii) the Financed Vehicles securing such Additional Receivables (including any such Financed Vehicles that have been repossessed), any document or writing evidencing any security interest in any such Financed Vehicle and each security interest in each Financed Vehicle;

(iii) the Receivable Files and the Servicer Files related to such Additional Receivables;

(iv) all rights to payment under all Insurance Policies with respect to the Financed Vehicles or the Obligors, including any monies collected from whatever source in connection with any default of an Obligor or with respect to any such Financed Vehicle and any proceeds from claims or refunds of premiums on any Insurance Policy;

(v) all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Additional Receivables, whether pursuant to the related Contracts or otherwise;

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(vi) all rights to payment under all service contracts and other contracts and agreements associated with such Additional Receivables;

(vii) all Liquidation Proceeds related to any such Additional Receivable received on or after the Subsequent Cutoff Date;

(viii) subject to the Transaction Documents and the Master Agency Agreement, all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing (excluding payments or recoveries in respect of the Additional Receivables received prior to the Subsequent Cutoff Date);

(ix) the proceeds of any and all of the foregoing; and

(x) all present and future claims, demands, causes of action and choses in action in respect of any of all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property; all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit, letter-of-credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations; and all other property which at any time constitutes all or part of or is included in the proceeds of any of the foregoing.]

(c) In connection with the purchase and sale of the First Step Transferred Property hereunder, the Seller agrees, at its own expense, (i) to annotate and indicate on its books and records (including any computer files) that the Receivables were sold and transferred to the Purchaser pursuant to this Agreement, (ii) to deliver to the Purchaser (or its designee) all Collections on the Receivables, if any, received on or after the [applicable] Cutoff Date, and (iii) to deliver to the Purchaser an assignment in the form attached hereto as Exhibit A (the “[Initial] First Step Receivables Assignment”) [and Exhibit C (the “Subsequent First Step Receivables Assignment”, and together with the Initial First Step Receivables Assignment, the “First Step Receivables Assignment”]).

(d) In consideration of the sale of the Receivables from the Seller to the Purchaser as provided herein, the Purchaser shall pay to the Seller an amount equal to the Receivables Purchase Price. A portion of the Receivables Purchase Price shall be paid to the Seller in immediately available funds and the balance of such purchase price shall be paid through the transfer of approximately five percent of the Notes and Certificates retained for risk retention purposes and any other Retained Notes.

(e) The Purchaser hereby directs the Seller to transfer all Electronic Contracts included in the First Step Transferred Property directly to [the Grantor Trust, as assignee under the Receivables Contribution Agreement of] the Issuing Entity, who is the assignee of the Purchaser under the Receivables Transfer Agreement.

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Section 2.2 Intent of the Parties.

It is the intention of the parties that each conveyance hereunder of the Receivables and the other First Step Transferred Property from the Seller to the Purchaser as provided in Section 2.1 be, and be construed as, an absolute sale, without recourse, of the Receivables and other First Step Transferred Property by the Seller to the Purchaser. Furthermore, no such conveyance is intended to be a pledge of the First Step Transferred Property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in Section 2.1 is determined, for any reason, not to be an absolute sale, then the parties intend that this Agreement shall be deemed to be a “security agreement” within the meaning of Article 9 of the UCC and the Seller hereby grants to the Purchaser a “security interest” within the meaning of Article 9 of the UCC in all of the Seller’s right, title and interest in and to the First Step Transferred Property, now existing and hereafter created or acquired, to secure a loan in an amount equal to the Receivables Purchase Price and each of the Seller’s other payment obligations under this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1 Representations and Warranties of the Seller.

(a) General Representations and Warranties. The Seller makes the following representations and warranties to the Purchaser as of the date of this Agreement, which shall survive the delivery of the First Step Transferred Property, and on which representations and warranties the Purchaser shall rely in acquiring the First Step Transferred Property.

(i) Organization and Good Standing. The Seller has been duly organized, and is validly existing as a limited liability company, in good standing under the laws of the state of its formation, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and the Seller had at all relevant times, and now has the power, authority and legal right to acquire, own and sell the Receivables and other First Step Transferred Property.

(ii) Due Qualification. The Seller is duly qualified to do business and is in good standing under the laws of each jurisdiction, and has obtained all necessary licenses and approvals in all jurisdictions, in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals (including, as applicable, the origination, purchase, sale, pledge and servicing of the Receivables) except where the failure to so qualify or obtain such license or approval could not reasonably be expected to result in a Material Adverse Effect.

(iii) Power and Authority; Due Authorization. The Seller (i) has the power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party and (C) sell the First Step Transferred Property on the terms and conditions herein provided and (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the sale of the First Step Transferred Property on the terms and conditions herein and therein provided.

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(iv) Valid Sale, Binding Obligation. This Agreement, when duly executed and delivered by the Purchaser, and [the][each] First Step Receivables Assignment constitute a valid sale, transfer and assignment of the applicable Receivables and other First Step Transferred Property to the Purchaser, enforceable against creditors of and purchasers from the Seller; and this Agreement, when duly executed and delivered by the Purchaser, and [the][each] First Step Receivables Assignment constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, receivership, conservatorship, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(v) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Seller is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s certificate of formation, limited liability company agreement or other constituent documents or any Contractual Obligation of the Seller, (ii) result in the creation or imposition of any Lien upon any of the Seller’s properties, other than Liens permitted or created pursuant to the Transaction Documents or (iii) violate any Applicable Law; in each case, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect with respect to the Seller.

(vi) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Seller is a party or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to the Seller.

(vii) No Consents. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority required for the due execution, delivery and performance by the Seller of this Agreement and any other Transaction Document to which the Seller is a party have been obtained.

(viii) Value Given. The Purchaser shall have given reasonably equivalent value to the Seller in consideration for the transfer by the Seller to the Purchaser of each of the Receivables and the related First Step Transferred Property under this Agreement.

(b) Representations and Warranties Regarding each Receivable. The Seller makes the following representations and warranties to the Purchaser regarding each Receivable as of the Closing Date [and each Subsequent Closing Date], which shall survive the sale, transfer and assignment of the Receivables, and on which representations and warranties the Purchaser shall rely in acquiring the Receivables.

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(i) Schedule of Receivables. As of the [applicable] Cutoff Date, the information set forth in the Schedule of Receivables with respect to each Receivable is true and correct in all material respects.

(ii) Eligibility of Receivables. As of the Closing Date [and each Subsequent Closing Date] or such other date specified in Exhibit B, the representations and warranties on Exhibit B hereto are true and correct with respect to each Receivable assigned by the Seller to the Purchaser hereunder and under [the] [each] First Step Receivables Assignment.

(c) Representations and Warranties Regarding the First Step Transferred Property. The Seller makes the following representations and warranties to the Purchaser regarding the First Step Transferred Property as of the Closing Date [and each Subsequent Closing Date], which shall survive the sale, transfer and assignment of the Receivables, and on which representations and warranties the Purchaser shall rely in acquiring the Receivables.

(i) Selection Procedures. No procedures believed by the Seller to be adverse to the interests of the Purchaser or the Holders of the Securities were utilized by the Seller in identifying or selecting Receivables to be acquired from the Seller under this Agreement.

(ii) Good Title.

(A) Immediately prior to the conveyance of each Receivable and the related First Step Transferred Property to the Purchaser pursuant to this Agreement and [the][each] First Step Receivables Assignment, the Seller had good and marketable title thereto, free and clear of all Liens except for Permitted Liens and those Liens that will be released simultaneously with the conveyance hereunder. No effective financing statement or other instrument similar in effect covering any portion of the First Step Transferred Property shall, on or after the Closing Date [and each Subsequent Closing Date] be on file in any recording office except such as may be filed in favor of (i) the Purchaser in accordance with this Agreement, (ii) the Issuing Entity in accordance with the Receivables Transfer Agreement[, (iii) the Grantor Trust in connection with the Receivables Contribution Agreement] or [(iii)/(iv)] the Indenture Trustee in connection with the Indenture.

(B) Upon the conveyance of such Receivable and the other related First Step Transferred Property to the Purchaser pursuant to this Agreement and [the][each] First Step Receivables Assignment, the Purchaser will be the sole owner of, and have good, indefeasible and marketable title to such Receivable and other related First Step Transferred Property, free and clear of any Lien (other than Liens created hereunder and Permitted Liens and those Liens that will be released simultaneously with the conveyance hereunder); and, to the extent the related Obligor has a contractual right to return the Financed Vehicle to the Seller for repurchase, the applicable repurchase period has expired. As of the date hereof, each Receivable and the related Financed Vehicle is free and clear of any Lien of any Person (other than Liens created hereunder and Permitted Liens or those Liens that will be released simultaneously with the conveyance hereunder) and is in compliance with all Applicable Laws.

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(iii) All Filings Made. With respect to the sale and assignment of the First Step Transferred Property to the Purchaser, the Seller has taken all steps reasonably necessary to ensure that such sale and assignment has been perfected under the relevant UCC. With respect to the First Step Transferred Property, the Seller has taken all steps necessary to ensure that all filings (including UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first priority perfected security interest in the First Step Transferred Property have been made.

(iv) Lawful Assignment. Each such Receivable was not originated in, and is not subject to the laws of, any jurisdiction under which the transfer of such Receivable under the Transaction Documents shall be unlawful, void or voidable. Such Receivable is assignable without notice to or the consent of the related Obligor.

(d) Repurchase of Receivables1. In the event of

(A) a breach of any representation or warranty set forth in Section 3.1(b) and Section 3.1(c) hereof with respect to any Receivable, that materially and adversely affects the interests of the Noteholders or the Certificateholders taken as a whole (a “Repurchase Event”), unless the breach shall have been cured within thirty (30) days following (i) discovery of the breach by the Seller or receipt of notice of such breach by the Seller from the Purchaser[,/or] the Issuing Entity [or the Grantor Trust] (which notice shall provide sufficient detail so as to allow the Seller to reasonably investigate the alleged breach), or (ii) in the case of the Owner Trustee [,/or] [the Grantor Trust Trustee or] the Indenture Trustee, a Responsible Officer of such trustee has actual knowledge or receives written notice of a breach of such representation or warranty, then

(B) the Seller shall repurchase [or substitute] such Receivable from the [Issuing Entity] [Grantor Trust (if the [Grantor Trust][Issuing Entity] is then the owner of such Receivable)] on the date and for the amount specified in the Receivables Transfer Agreement, in each case, without further notice from the Purchaser hereunder. Any such breach shall be deemed not to materially and adversely affect the interests of the Noteholders or the Certificateholders taken as a whole, if such breach does not affect the ability of the Purchaser (or its assignee) to receive and retain timely payment in full on such Receivable. Upon the occurrence of a Repurchase Event with respect to a Receivable for which the Purchaser is the owner, the Seller agrees to repurchase such Receivable from the Purchaser for an amount and upon the same terms as the Seller would be obligated to repurchase [or substitute] such Receivable from the [Issuing Entity][Grantor Trust] if the [Issuing Entity][Grantor Trust] was then the owner thereof, and upon payment of such amount, the Seller shall have such rights with respect to such Receivable as if the Seller had purchased such Receivable from the [Issuing Entity][Grantor Trust] as the owner thereof. It is understood and agreed that the obligation of the Seller to repurchase [or substitute] any

[1]	Note: Deal specific requirements with respect to substitutions to be added as appropriate.

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Receivable as to which a Repurchase Event has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole and exclusive remedy (other than any indemnities available pursuant to Section 4.13) available to the Purchaser, the Issuing Entity, [the Grantor Trust,] the Indenture Trustee, the Owner Trustee[, the Grantor Trust Trustee] and the Financial Parties for the breach of any representation or warranty set forth in Section 3.1(b) and Section 3.1(c) hereof with respect to such Receivable.

(e) Upon receipt by the then-current owner of the related Receivable of the applicable Purchase Amount, the applicable Receivable and any and all related First Step Transferred Property shall be automatically and immediately assigned and re-conveyed by the Purchaser (or its applicable assign, as the case may be) to the Seller.

(f) Upon discovery by the Seller or by the Purchaser of a breach of any of the representations and warranties set forth in Section 3.1(a), Section 3.1(b) and Section 3.1(c) (other than with respect to Receivables that have been repurchased in accordance with the terms of this Agreement) the party discovering such breach shall give prompt written notice to the other party.

(g) The Seller agrees to cooperate with the [Issuing Entity] [Grantor Trust] and the [Requesting Party] in any dispute resolution proceeding pursuant to, and be bound by the dispute resolution terms in Section 3.1(d) of the Receivables Transfer Agreement as if they were part of this Agreement.

Section 3.2 Representations and Warranties of the Purchaser.

(a) The Purchaser makes the following representations and warranties to the Seller as of the date of this Agreement, and on which representations and warranties the Seller shall rely in selling the Receivables.

(i) Organization and Good Standing. The Purchaser has been duly organized, and is validly existing as a limited liability company and in good standing under the laws of the state of its formation, with all requisite limited liability company power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(ii) Due Qualification. The Purchaser is duly qualified to do business and is in good standing under the laws of each jurisdiction, and has obtained all necessary licenses and approvals in all jurisdictions, in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals (including, as applicable, the origination, purchase, sale, pledge and servicing of the Receivables) except where the failure to so qualify or obtain such license or approval could not reasonably be expected to result in a Material Adverse Effect.

(iii) Power and Authority; Due Authorization. The Purchaser (i) has the power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) carry out the terms of this Agreement and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary action on its part the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

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(iv) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, receivership, conservatorship, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(v) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Purchaser’s certificate of formation or by-laws, limited liability company agreement, trust agreement or other constituent documents or any Contractual Obligation of the Purchaser, (ii) result in the creation or imposition of any Lien upon any of the Purchaser’s properties, other than Liens permitted or created pursuant to the Transaction Documents, or (iii) violate any Applicable Law, in each case, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect with respect to the Purchaser.

(vi) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) challenging the enforceability of a material portion of the Receivables or (iv) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to the Purchaser.

(vii) No Consents. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Purchaser of this Agreement have been obtained.

(b) Upon discovery by the Seller or by the Purchaser of a breach of any of the representations and warranties set forth in Section 3.2(a), the party discovering such breach shall give prompt written notice to the other party.

Section 3.3 Covenants of the Seller. The Seller hereby covenants as to the Receivables the Seller has sold to the Purchaser hereby that:

(a) Delivery of Payments; Pre-Closing Collections. The Seller shall within two (2) Business Days after the [Closing Date] [each Purchase Date], transfer all Collections received by it on or after the [applicable] Cutoff Date with respect to any Receivable or related First Step Transferred Property to, or at the direction of, the Purchaser (or the Issuing Entity [or the Grantor Trust]). The Seller shall inform the Servicer to deposit all amounts due in respect of the First Step Transferred Property to or at the direction of the Purchaser (or the Issuing Entity [or the Grantor Trust]). On the [Closing Date] [each Purchase Date], the Seller shall deposit or cause to be to be deposited into the Collection Account any payments relating to the Receivables from the [applicable] Cutoff Date through the second (2nd) Business Day preceding the [Closing Date] [each Purchase Date].

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(b) Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including an ability to re-create records evidencing Receivables in the event of loss of access to the E-Vault Vault System of the Contracts maintained therein), and keep and maintain all documents, books, records and other information, reasonably necessary or advisable for the collection of all Receivables and other First Step Transferred Property.

(c) Security Interests. The Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any portion of the Receivables or other First Step Transferred Property, whether now existing or hereafter transferred hereunder, or any interest therein, and the Seller will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Seller will promptly notify the Purchaser of the existence of any Lien (other than Permitted Liens) on any portion of the Receivables or other First Step Transferred Property and the Seller shall defend the right, title and interest of the Purchaser (and the permitted assignees) in, to and under such Receivables and other First Step Transferred Property, against all claims of third parties; provided, however, that nothing in this subsection shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any portion of the First Step Transferred Property.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1 Amendment.

(a) This Agreement may be amended, waived, supplemented or modified by a written amendment duly executed and delivered by the Seller and the Purchaser, without the consent of the Indenture Trustee, the Owner Trustee, [the Grantor Trust Trustee,] any of the Noteholders, any of the Certificateholders or any other Person to (i) cure any ambiguity, (ii) correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other Transaction Document or with any description thereof in the Prospectus, (iii) add to the covenants, restrictions or obligations of the Seller, (iv) add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of the Noteholders or Unaffiliated Certificateholders, or (v) the Rating Agency Condition is satisfied with respect to such amendment and the Depositor or the Administrator notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement may be amended, waived, supplemented or modified by a written amendment duly executed and delivered by the Seller, the Purchaser and the Indenture Trustee [with the consent of the Certificateholders] to add or supplement any credit enhancement for the benefit of the Noteholders of any class or the Certificateholders (provided that if any such addition shall affect any class of Noteholders differently from any other class of Noteholders, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any class of Noteholders).

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(c) This Agreement may be amended, waived, supplemented or modified by a written amendment duly executed and delivered by the Seller, the Purchaser and the Indenture Trustee with the consent of the Requisite Noteholders as of the close of business on the preceding Distribution Date, or if no Notes [(other than the Class XS Notes)] are Outstanding, the Majority Certificateholders (which consent, whether given pursuant to this Section 4.1 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such Notes or Certificates and of any Notes or Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon any Notes or Certificates) for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) without the consent of the holder of the affected Note or Certificate, as applicable, increase or reduce the interest rate or principal amount of any Note or change the Final Scheduled Distribution Date of any Note or distributions on the Certificates, (b) increase or reduce the amount of the required Specified Reserve Account Balance [or the Specified Class N Reserve Account Balance] without the consent of all of the Noteholders or Certificateholders then outstanding or (c) reduce the aforesaid percentage of Noteholders or Certificateholders required to consent to any such amendment, without the consent of the holders of all Notes or Certificates then outstanding, as the case may be.

(d) It will not be necessary for the consent of Noteholders or Certificateholders pursuant to Section 4.1(b) or (c) to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders will be subject to such reasonable requirements as the Indenture Trustee and Owner Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(e) No amendment, waiver or other modification which adversely affects the rights, privileges, indemnities, duties or obligations of the Owner Trustee [or the Grantor Trust Trustee] under this Agreement shall be effective without such entity’s prior written consent.

(f) Prior to the execution of any amendment pursuant to Section 4.1(b) or (c), the Seller shall provide written notification of the substance of such amendment or consent to each Rating Agency and the Indenture Trustee; and promptly after the execution of any such amendment, the Seller shall furnish a copy of such amendment to each Rating Agency, [the Grantor Trust Trustee,] the Owner Trustee and the Indenture Trustee.

(g) [Notwithstanding any other provision of this Agreement, if the consent rights of the Swap [Cap] Counterparty, if any, is required pursuant to the [Swap [Cap] Counterparty Rights Agreement] to amend this Agreement, any such purported amendment shall be null and void ab initio unless the Swap [Cap] Counterparty, if any, consents in writing to such amendment.]

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(h) [Notwithstanding anything to the contrary herein, an Opinion of Counsel shall be delivered to the Purchaser[, the Grantor Trust Trustee] and the Owner Trustee to the effect that such amendment would not cause the [Grantor Trust or the] Issuing Entity to fail to qualify as a grantor trust for United States federal income tax purposes.]

Section 4.2 Protection of Right, Title and Interest in and to Receivables.

(a) The Seller, at its expense, shall cause all financing statements and continuation statements, amendments, assignments and any other necessary documents and notices, covering or evidencing the Purchaser’s right, title and interest in and to the Receivables and other First Step Transferred Property to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and take such other action, all in such manner and in such places as may be required by law, fully to preserve and protect the right, title and interest of the Purchaser hereunder in and to all of the Receivables and such other First Step Transferred Property. The Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection.

(b) Name Change. The Seller shall not change its State of organization or its name, identity or entity structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller, Purchaser or Purchaser’s assigns seriously misleading within the meaning of the UCC, unless it shall give the Purchaser written notice thereof at least five (5) Business Days prior to such change.

(c) Executive Office; Maintenance of Offices. The Seller shall give the Purchaser written notice at least ten (10) Business Days prior to any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Seller shall at all times maintain each office from which it originates Receivables and its principal executive office within the United States of America.

(d) New Debtor. In the event that the Seller shall change the jurisdiction in which it is formed or otherwise enter into any transaction which would result in a “new debtor” (as defined in the UCC) succeeding to the obligations of the Seller hereunder, the Seller shall comply fully with the obligations of Section 4.2(a).

(e) The Seller shall maintain its computer systems relating to contract record keeping so that, from and after the time of sale of any Receivable under this Agreement, the Seller’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser (or assignees).

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Section 4.3 Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. THIS AGREEMENT AND [THE][EACH] FIRST STEP RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN §§5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER OR UNDER [THE][EACH] FIRST STEP RECEIVABLES ASSIGNMENT IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 4.4 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 4.5 Notices. All demands, notices and communications upon or to the Seller or the Purchaser under this Agreement shall be delivered as specified in Part III of Appendix A.

Section 4.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

Section 4.7 Closing; Assignment; Conveyance of Receivables and First Step Transferred Property to the Issuing Entity. The transfer of the Receivables contemplated by this Agreement shall take place at Carvana Headquarters, on the date hereof. This Agreement may not be assigned by the Purchaser or the Seller except as contemplated by this Section 4.7. The Seller acknowledges that the Purchaser (or any permitted assign) may, pursuant to certain agreements, assign and convey the Receivables and the other First Step Transferred Property, together with its rights under this Agreement, to the Issuing Entity under the Receivables Transfer Agreement and [the][each] Second Step Receivables Assignment (as defined in the Receivables Transfer Agreement) and that the Issuing Entity may make further assignments, conveyances and pledges of such rights and assets to other Persons pursuant to the Indenture [and the Receivables Contribution Agreement and that the Grantor Trust may make further assignments, conveyances and pledges pursuant to the Receivables Contribution Agreement and the Indenture]. The Seller acknowledges and consents to such assignments and pledges and waives any further notice thereof. Additionally, the Seller acknowledges that the [Issuing Entity][Grantor Trust] may assign the representations and warrants set forth in Section 3.1(b) to any Third-Party Purchaser with respect to the sale of Charged-Off Receivables pursuant to a Forward Commitment Transfer.

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Section 4.8 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser or the Seller, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 4.9 Counterparts. This Agreement may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 4.10 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Issuing Entity[, the Grantor Trust] and the Indenture Trustee and, to the extent expressly referenced herein, shall inure to the benefit of the Noteholders and the Certificateholders, who shall be considered to be a third party beneficiary hereof (including beneficiaries of the representations and warranties set forth in Section 3.1(b)). Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 4.11 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 4.12 Headings. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 4.13 Indemnification. The Seller shall indemnify and hold harmless the Purchaser, the Issuing Entity, the Owner Trustee[, the Grantor Trust, the Grantor Trust Trustee] and their respective agents and assignees (each, an “Indemnified Person”) from and against any loss, liability, expense (including reasonable and documented out of pocket external attorneys’ fees and costs) or damage suffered or sustained by reason of third party claims which may be asserted against or incurred by the Purchaser or any of the permitted assignees (collectively, “Losses”) as a result of (i) the failure of a Receivable to be originated in compliance in all material respects with all requirements of Applicable Law, and (ii) breach of the Seller’s representations and warranties contained herein and any failure by the Seller to comply with its obligations under Section 4.2 or Section 3.3; provided that the Seller’s repurchase obligation for a breach of representations and warranties set forth in Section 3.1(b) hereof is the sole remedy therefor, except with respect to matters set forth in (i) above. Notwithstanding the foregoing, such indemnity shall not be available to an Indemnified Person to the extent that such Losses (A) have

15

resulted from the gross negligence, bad faith, fraud or willful misconduct of such Indemnified Person or (B) arise primarily due to the deterioration in the credit quality or market value of the Receivables, Financed Vehicles or other First Step Transferred Property (or the underlying Obligors thereunder) or otherwise constituting credit recourse for the failure of an Obligor to pay any amount owing with respect to any First Step Transferred Property.

Section 4.14 Survival. All representations, warranties, covenants, indemnities and other provisions made by the Seller herein or in connection herewith shall be considered to have been relied upon by the Purchaser, and shall survive the execution and delivery of this Agreement. The terms of Section 4.13 shall survive the termination of this Agreement.

Section 4.15 No Petition Covenant. Notwithstanding any prior termination of this Agreement, the Seller shall not, prior to the date which is one year and one day after the final distribution with respect to the Notes [(other than the Class XS Notes)] to the Note Distribution Account or, with respect to the Certificates, to the Certificateholders or the Certificate Distribution Account, acquiesce, petition or otherwise invoke or cause the Purchaser, the Issuing Entity [or the Grantor Trust] to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser, the Issuing Entity [or the Grantor Trust] under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser, the Issuing Entity [or the Grantor Trust] or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of Purchaser, the Issuing Entity [or the Grantor Trust] under any federal or State bankruptcy or insolvency proceeding.

[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CARVANA, LLC,
as Seller

By:
Name:
Title:

CARVANA RECEIVABLES DEPOSITOR LLC, as Purchaser

By:
Name:
Title:

[Signature Page to Receivables Purchase Agreement]

EXHIBIT A

FORM OF

[INITIAL] FIRST STEP RECEIVABLES ASSIGNMENT

PURSUANT TO RECEIVABLES PURCHASE AGREEMENT

On [                ], 20[    ], for value received, in accordance with the Receivables Purchase Agreement, dated as of [                ], 20[    ] (as amended, modified or supplemented from time to time, the “Receivables Purchase Agreement”), between Carvana, LLC, an Arizona limited liability company (the “Seller”), and Carvana Receivables Depositor LLC, a Delaware limited liability company (the “Purchaser”), the Seller does hereby sell, assign, transfer, set over and otherwise convey unto the Purchaser, without recourse, all of the Seller’s right, title and interest in, to and under the following property, whether now existing or hereafter created or acquired:

(i) the [Initial] Receivables and all instruments and all monies due or to become due or received by any Person in payment of any of the foregoing on or after the [Initial] Cutoff Date;

(ii) the Financed Vehicles securing such [Initial] Receivables (including any such Financed Vehicles that have been repossessed), any document or writing evidencing any security interest in any such Financed Vehicle and each security interest in each Financed Vehicle;

(iii) the Receivable Files and the Servicer Files related to such [Initial] Receivables;

(iv) all rights to payment under all Insurance Policies with respect to the Financed Vehicles or the Obligors, including any monies collected from whatever source in connection with any default of an Obligor or with respect to any such Financed Vehicle and any proceeds from claims or refunds of premiums on any Insurance Policy;

(v) all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the [Initial] Receivables, whether pursuant to the related Contracts or otherwise;

(vi) all rights to payment under all service contracts and other contracts and agreements associated with such [initial] Receivables;

(vii) all Liquidation Proceeds related to any such [Initial] Receivable received on or after the [Initial] Cutoff Date;

(viii) subject to the Transaction Documents and the Master Agency Agreement, all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing (excluding payments or recoveries in respect of the [Initial] Receivables received prior to the [Initial] Cutoff Date);

Ex. A-1

(ix) the proceeds of any and all of the foregoing; and

(x) all present and future claims, demands, causes of action and choses in action in respect of any of all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property; all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit, letter-of-credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations; and all other property which at any time constitutes all or part of or is included in the proceeds of any of the foregoing.

It is the intention of the Seller and the Purchaser that the transfer and assignment of Receivables contemplated by the Receivables Purchase Agreement and this [Initial] First Step Receivables Assignment shall constitute an absolute and irrevocable sale of the First Step Transferred Property from the Seller to the Purchaser so that the beneficial interest in and title to the Receivables and the other related First Step Transferred Property shall not be part of the Seller’s estate in the event of the filing of a petition for insolvency, receivership or conservatorship by or against the Seller or placement into receivership or conservatorship of the Seller under any relevant bankruptcy, insolvency, receivership or conservatorship law.

The foregoing transfer and assignment of the First Step Transferred Property contemplated by the Receivables Purchase Agreement and this [Initial] First Step Receivables Assignment does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the Seller, the Servicer or any other Person to the Obligors, insurers or any other Person in connection with the Receivables or the other related First Step Transferred Property, including any insurance policies or any agreement or instrument relating to any of them.

THIS [INITIAL] FIRST STEP RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN §§5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

This [Initial] First Step Receivables Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Receivables Purchase Agreement and is to be governed by the Receivables Purchase Agreement.

Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Receivables Purchase Agreement.

*    *    *    *    *

Ex. A-2

IN WITNESS WHEREOF, the undersigned has caused this [Initial] First Step Receivables Assignment to be duly executed as of the day and year first written above.

CARVANA, LLC, as Seller

By:
Name:
Title:

Ex. A-3

SCHEDULE A TO THE [INITIAL] FIRST STEP RECEIVABLES ASSIGNMENT

[INITIAL] FIRST STEP SCHEDULE OF RECEIVABLES

The [Initial] First Step Schedule of Receivables is

on file at the offices of:

1.	The Indenture Trustee

2.	The Servicer

3.	The Seller

4.	The Purchaser

5.	The Issuing Entity

[6.	The Grantor Trust]

Ex. B-4

EXHIBIT B

RECEIVABLES REPRESENTATIONS AND WARRANTIES

The Seller makes the following representations and warranties as to each Receivable:

Characteristics of Receivables. Such Receivable:

(1) was originated in the United States of America for the retail sale of a Financed Vehicle in the ordinary course of the Seller’s business;

(2) was executed or electronically authenticated by the parties thereto;

(3) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the Financed Vehicle;

(4) provides for level scheduled monthly payments that fully amortize the amount financed by maturity and yields interest at the Annual Percentage Rate (except that the last payment may be smaller or greater than the level payments);

(5) is secured by a Financed Vehicle;

(6) is a Simple Interest Receivable;

(7) as of the [applicable] Cutoff Date, was not considered a Delinquent Receivable for more than 30 days;

(8) has an original term of not greater than [    ] monthly payments;

(9) has a Deal Score equal to or less than [    ]; and

(10) has a fixed Annual Percentage Rate of not more than [    ]%.

Compliance with Law. Such Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made and, at the execution of this Agreement, complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

Binding Obligation. Such Receivable represents the legal, valid and binding obligation of the related Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, affecting the enforcement of creditors’ rights generally, any state or federal consumer protection laws or regulations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

Ex B-1

No Government Obligor. Such Receivable is not due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

Security Interest in Financed Vehicle. Immediately prior to the transfer of the Receivable by the Seller to the Depositor, such Receivable was secured by a valid, binding and enforceable first priority perfected security interest in favor of the Seller in the related Financed Vehicle, or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in favor of the Seller in the Financed Vehicle, which security interest has been validly assigned by the Seller to the Depositor.

Receivables in Force. The Receivable has not been satisfied, subordinated or rescinded, nor has the related Financed Vehicle been released from the Lien granted by the related Receivable in whole or in part.

No Waiver. No provision of the related Contract has been waived, amended or rewritten nor have any amounts due and owing thereunder deferred or waived (except waivers, amendments, rewrites, deferrals or waivers in all material respects in accordance with the Credit Policy and the Collection Policy).

No Defenses. Such Receivable (a) is not subject to any offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of such Obligor), and (b) with respect thereto (i) there is no material breach, default, violation or event of acceleration existing under the related Contract, and there is no event which, with the passage of time, or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration (excluding in the case of this clause (i) any payment default continuing for a period of not more than 30 days as of the [applicable] Cut-off Date) and (ii) to the best of the Seller’s knowledge, no right of rescission, setoff, counterclaim or defense shall have been asserted or threatened.

No Liens. The Servicer’s computer system does not reflect that any liens or claims have been filed for work, labor or materials relating to the related Financed Vehicle that are liens prior or equal to the security interest in the related Financed Vehicle granted by such Receivable.

Insurance. At the time of origination by the Seller, the related Financed Vehicle was covered by an Insurance Policy that covers physical loss or damage in at least the minimum amount required by the state in which the related Obligor resides, the related Obligor is required under the terms of the related Contract to maintain such Insurance Policy, and there are no forced-placed insurance premiums added to the amount financed.

Certificate of Title. (a) A Title Lien Nominee is named as the first lien holder on the Certificate of Title for the related Financed Vehicle, or if a new or replacement Certificate of Title is being or will be applied for with respect to such Financed Vehicle, documentation has been or will be submitted to obtain title thereto noting such Person as lien holder and such title is free and clear of all Liens and adverse claims that are equal or superior to the Lien of such Person and its assigns and (i) if the Certificate of Title has not been received, the Collateral

Ex B-2

Custodian will have received a copy of the title application within [45] days of inclusion as part of the Collateral and (ii) such Certificate of Title will be received within [180] days of inclusion as part of the Collateral or (b) in those states that permit electronic recordation of Liens, such Person is named as the first lien holder on the Certificate of Title for the related Financed Vehicle on the electronic lien and title system of the applicable state, or the Servicer or the Seller has submitted for electronic recordation, by either a third-party service provider or the relevant state registrar of titles, for such Person to be named as the lien holder on the Certificate of Title on the electronic lien and title system of the applicable state and (i) if a confirmation has not been received, the Collateral Custodian will have received a copy of the electronic submission within [45] days of inclusion as part of the Collateral and (ii) a confirmation document is received within [180] days of inclusion as part of the Collateral and such title is free and clear of all Liens and adverse claims that are equal or superior to the Lien of such Person and its assigns.

No Bankruptcies. To the Seller’s knowledge, as of the [applicable] Cutoff Date, the related Obligor on such Receivable is not currently the subject of a bankruptcy proceeding.

No Repossessions. Such Receivable was not secured by a Financed Vehicle that had been repossessed without reinstatement of the related Contract. As of the [applicable] Cutoff Date, no investigation has been initiated by the Seller or an Affiliate of the Seller (excluding the Servicer and any subsidiary thereof) to determine the whereabouts of the related Financed Vehicle or the related Obligor for the purposes of the repossession of the related Financed Vehicle.

Chattel Paper. Such Receivable constitutes any of “chattel paper,” an “account,” an “instrument” or a “general intangible” as defined in the UCC.

One Authoritative Copy or Original. Such Receivable is evidenced by only one Authoritative Copy, the record or records composing the electronic chattel paper are created, stored and assigned in such a manner that (A) a single Authoritative Copy of the record or records exists which is unique, identifiable and unalterable (other than a revision that is readily identifiable as an authorized or unauthorized revision) other than with the participation of the Collateral Custodian in the case of an addition or amendment of a permitted and identifiable assignee, (B) each copy of the Authoritative Copy and any copy of a copy is readily identifiable as a copy that is not the Authoritative Copy, and (C) the Authoritative Copy has been communicated to and is maintained by the Collateral Custodian.

Prepayment. Such Receivable provides that a prepayment by the related Obligor will fully pay the principal balance and accrued interest through the date of prepayment based on such Receivable’s Annual Percentage Rate.

Origination Date. The Receivable was originated at least [    ] days prior to the [applicable] Cutoff Date.

Ex. B-3

[EXHIBIT C

FORM OF

SUBSEQUENT FIRST STEP RECEIVABLES ASSIGNMENT

PURSUANT TO RECEIVABLES PURCHASE AGREEMENT

On [                ], 20[    ], for value received, in accordance with the Receivables Purchase Agreement, dated as of [                ], 20[    ] (as amended, modified or supplemented from time to time, the “Receivables Purchase Agreement”), between Carvana, LLC, an Arizona limited liability company (the “Seller”), and Carvana Receivables Depositor LLC, a Delaware limited liability company (the “Purchaser”), the Seller does hereby sell, assign, transfer, set over and otherwise convey unto the Purchaser, without recourse, all of the Seller’s right, title and interest in, to and under the following property, whether now existing or hereafter created or acquired:

(i) the Additional Receivables and all instruments and all monies due or to become due or received by any Person in payment of any of the foregoing on or after the Subsequent Cutoff Date;

(ii) the Financed Vehicles securing such Additional Receivables (including any such Financed Vehicles that have been repossessed), any document or writing evidencing any security interest in any such Financed Vehicle and each security interest in each Financed Vehicle;

(iii) the Receivable Files and the Servicer Files related to such Additional Receivables;

(iv) all rights to payment under all Insurance Policies with respect to the Financed Vehicles or the Obligors, including any monies collected from whatever source in connection with any default of an Obligor or with respect to any such Financed Vehicle and any proceeds from claims or refunds of premiums on any Insurance Policy;

(v) all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Additional Receivables, whether pursuant to the related Contracts or otherwise;

(vi) all rights to payment under all service contracts and other contracts and agreements associated with such Additional Receivables;

(vii) all Liquidation Proceeds related to any such Additional Receivable received on or after the Subsequent Cutoff Date;

(viii) subject to the Transaction Documents and the Master Agency Agreement, all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing (excluding payments or recoveries in respect of the Additional Receivables received prior to the Subsequent Cutoff Date);

Ex. C-1

(ix) the proceeds of any and all of the foregoing; and

(x) all present and future claims, demands, causes of action and choses in action in respect of any of all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property; all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit, letter-of-credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations; and all other property which at any time constitutes all or part of or is included in the proceeds of any of the foregoing.

It is the intention of the Seller and the Purchaser that the transfer and assignment of Additional Receivables contemplated by the Receivables Purchase Agreement and this Subsequent First Step Receivables Assignment shall constitute an absolute and irrevocable sale of the First Step Transferred Property from the Seller to the Purchaser so that the beneficial interest in and title to the Subsequent Receivables and the other related First Step Transferred Property shall not be part of the Seller’s estate in the event of the filing of a petition for insolvency, receivership or conservatorship by or against the Seller or placement into receivership or conservatorship of the Seller under any relevant bankruptcy, insolvency, receivership or conservatorship law.

The foregoing transfer and assignment of the First Step Transferred Property contemplated by the Receivables Purchase Agreement and this Subsequent First Step Receivables Assignment does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the Seller, the Servicer or any other Person to the Obligors, insurers or any other Person in connection with the Additional Receivables or the other related First Step Transferred Property, including any insurance policies or any agreement or instrument relating to any of them.

THIS SUBSEQUENT FIRST STEP RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN §§5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

This Subsequent First Step Receivables Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Receivables Purchase Agreement and is to be governed by the Receivables Purchase Agreement.

Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Receivables Purchase Agreement.

*    *    *    *    *

Ex. C-2

IN WITNESS WHEREOF, the undersigned has caused this Subsequent First Step Receivables Assignment to be duly executed as of the day and year first written above.

CARVANA, LLC, as Seller

By:
Name:
Title:

Ex. B-3

SCHEDULE A TO THE SUBSEQUENT FIRST STEP RECEIVABLES ASSIGNMENT

SUBSEQUENT FIRST STEP SCHEDULE OF RECEIVABLES

The Subsequent First Step Schedule of Receivables is

on file at the offices of:

1.	The Indenture Trustee

2.	The Servicer

3.	The Seller

4.	The Purchaser

5.	The Issuing Entity

[6.	The Grantor Trust]]

APPENDIX A

PART I—DEFINITIONS

20[    ]-[    ] Vault Partition: The segregated vault partition of the E-Vault System established in the name of Carvana Auto Receivables [Grantor] Trust 20[    ]-[    ].

[AAA: The American Arbitration Association.]

[AAA Rules: The AAA’s Commercial Arbitration Rules and Mediation Procedures in effect as of [the date of the commencement of the ADR Proceeding][the [Initial] Closing Date].]

Account Holder: A bank or trust company, whose short-term unsecured debt obligations have the Required Deposit Rating, that holds one or more of the Designated Accounts.

[Accumulation Account: The account designated as such, established and maintained pursuant to Section 8(a) of the Indenture.]

[Accumulation Amount: For any Distribution Date during the Revolving Period, the aggregate amount on deposit in the Accumulation Account as of such Distribution Date.]

Acknowledgment and Agreement: That certain Acknowledgement and Agreement to the Master Agency Agreement, dated as of the Closing Date.

Act: Has the meaning specified in Section 11.3 of the Indenture.

Actual Loss Amount: With respect to an Indemnified Receivable:

(A) if the Servicer has extended the date for final payment by the Obligor of such Receivable beyond the last day of the Collection Period immediately preceding the latest Final Scheduled Distribution Date, then an amount equal to the outstanding Principal Balance as of the fifth Business Day preceding the latest Final Scheduled Distribution Date, and the related “Actual Loss Calculation Date” shall be the fifth Business Day preceding the latest Final Scheduled Distribution Date;

(B) if the Servicer has reduced the APR with respect to such Receivable other than as permitted by Section 2.2 of the Servicing Agreement, then an amount equal to the amount of the anticipated aggregate reduction in interest payments attributable to reduction of the APR over the term of such Receivable, and the related “Actual Loss Calculation Date” shall be the last day of the Collection Period during which the Servicer made such reduction;

(C) if the Servicer has reduced the APR with respect to such Receivable other than as permitted by Section 2.2 of the Servicing Agreement, then an amount equal to the greater of (i) zero and (ii) the excess of the Indemnified Receivable Amount for such Receivable over the sum of all Collections (including Liquidation Proceeds and Actual Loss Amounts previously paid by the Servicer with respect to such Receivable) received on such Receivable from and after the last day of the Collection Period ending immediately prior to the date of such reduction by the Servicer through the earliest date that (1) such Receivable is paid in full, (2) all related Liquidation Proceeds expected to be received, if any, are received and (3) the last day of the Collection Period immediately preceding the latest Final Scheduled Distribution Date, and the related “Actual Loss Calculation Date” shall be the last day of the earliest Collection Period during which such Receivable is paid in full, all related Liquidation Proceeds expected to be received, if any, are received and the last day of the Collection Period immediately preceding the latest Final Scheduled Distribution Date;

(D) if the Servicer has reduced the Principal Balance with respect to such Receivable other than as permitted by Section 2.2 of the Servicing Agreement, then an amount equal to such reduction, and the related “Actual Loss Calculation Date” shall be the last day of the Collection Period during which the Servicer made such reduction;

(E) if the Servicer has reduced the Principal Balance with respect to such Receivable other than as permitted by Section 2.2 of the Servicing Agreement, then an amount equal to the greater of (i) zero and (ii) the excess of the Indemnified Receivable Amount for such Receivable over the sum of all Collections (including Liquidation Proceeds and Actual Loss Amounts previously paid by the Servicer with respect to such Receivable) received on such Receivable from and after the last day of the Collection Period ending immediately prior to the date of such reduction by the Servicer through the earliest date that (1) such Receivable is paid in full, (2) all related Liquidation Proceeds expected to be received, if any, are received and (3) the last day of the Collection Period immediately preceding the latest Final Scheduled Distribution Date, and the related “Actual Loss Calculation Date” shall be the last day of the earliest Collection Period during which such Receivable is paid in full, all related Liquidation Proceeds expected to be received, if any, are received and the last day of the Collection Period immediately preceding the latest Final Scheduled Distribution Date; and

(F) if the Servicer has breached Section 2.5 of the Servicing Agreement with respect to such Receivable and such breach materially and adversely affects the interests of the Grantor Trust, the Issuing Entity, the Certificateholders, the Indenture Trustee or the Noteholders, then an amount equal to the greater of (i) zero and (ii) the excess of the Indemnified Receivable Amount for such Receivable over the sum of all Collections (including Liquidation Proceeds and Actual Loss Amounts previously paid by the Servicer with respect to such Receivable) received on such Receivable from and after the last day of the Collection Period ending immediately prior to the date of such breach by the Servicer through the earliest date that (1) such Receivable is paid in full, (2) all related Liquidation Proceeds expected to be received, if any, are received and (3) the last day of the Collection Period immediately preceding the latest Final Scheduled Distribution Date, and the related “Actual Loss Calculation Date” shall be the last day of the earliest Collection Period during which such Receivable is paid in full, all related Liquidation Proceeds expected to be received, if any, are received and the last day of the Collection Period immediately preceding the latest Final Scheduled Distribution Date.

Actual Loss Calculation Date: With respect to any Indemnified Receivable shall have the applicable meaning set forth in the definition of Actual Loss Amount.

[Additional Receivables: The Receivables transferred to the [Issuing Entity][Grantor Trust] on the Subsequent Closing Date.]

Administration Agreement: That certain Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuing Entity[, the Grantor Trust] and the Indenture Trustee.

Administrator: Carvana, LLC, an Arizona limited liability company, or any successor thereto in such capacity.

[ADR Facilitator: A nationally-recognized alternative dispute resolution facilitator chosen pursuant to [                ].]

[ADR Proceeding: Either an Arbitration or a Mediation.]

[ADR Rules: The ADR Facilitator’s governing rules and procedures in effect as of [the date of the commencement of the ADR Proceeding] [the [Initial] Closing Date].]

Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Office: Has the meaning specified in Section 3.2 of the Indenture.

[Aggregate Additional Pool Balance: With respect to a Distribution Date during the Revolving Period, the aggregate of the Principal Balances of each Additional Receivable [purchased by the Issuing Entity][transferred to the Grantor Trust] on that Distribution Date.]

Aggregate Class A Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the aggregate of the Note Class Interest Distributable Amount for each Class of the Class A Notes for such Distribution Date and (ii) the Class A Interest Carryover Shortfall as of the close of the preceding Distribution Date.

Aggregate Class B Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Note Class Interest Distributable Amount for the Class B Notes for such Distribution Date and (ii) the Class B Interest Carryover Shortfall as of the close of the preceding Distribution Date.

Aggregate Class C Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Note Class Interest Distributable Amount for the Class C Notes for such Distribution Date and (ii) the Class C Interest Carryover Shortfall as of the close of the preceding Distribution Date.

Aggregate Class D Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Note Class Interest Distributable Amount for the Class D Notes for such Distribution Date and (ii) the Class D Interest Carryover Shortfall as of the close of the preceding Distribution Date.

[Aggregate Class E Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Note Class Interest Distributable Amount for the Class E Notes for such Distribution Date and (ii) the Class E Interest Carryover Shortfall as of the close of the preceding Distribution Date.]

[Aggregate Class N Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Note Class Interest Distributable Amount for the Class N Notes for such Distribution Date and (ii) the Class N Interest Carryover Shortfall as of the close of the preceding Distribution Date.]

Aggregate Note Principal Amount: With respect to the close of a Distribution Date, the sum of the aggregate outstanding principal amount for all Classes of Notes.

Aggregate Noteholders’ Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Aggregate Class A Interest Distributable Amount for such Distribution Date, (ii) the Aggregate Class B Interest Distributable Amount for such Distribution Date, (iii) the Aggregate Class C Interest Distributable Amount for such Distribution Date, (iv) the Aggregate Class D Interest Distributable Amount for such Distribution Date[,] [and] [(v) the Aggregate Class E Interest Distributable Amount for such Distribution Date] [and] [(vi) the Aggregate Class N Interest Distributable Amount for such Distribution Date].

Aggregate Noteholders’ Principal Distributable Amount: With respect to any Distribution Date [during the Amortization Period], the sum of (i) the Noteholders’ Regular Principal Distributable Amount for such Distribution Date and (ii) the Aggregate Noteholders’ Priority Principal Distributable Amount for such Distribution Date. [With respect to any Distribution Date during the Revolving Period, the Aggregate Noteholders’ Principal Distributable Amount shall be equal to zero.]

Aggregate Noteholders’ Priority Principal Distributable Amount: With respect to any Distribution Date [during the Amortization Period], the sum of (i) the First Priority Principal Distributable Amount, (ii) the Second Priority Principal Distributable Amount, (iii) the Third Priority Principal Distributable Amount, (iv) the Fourth Priority Principal Distributable Amount, and (v) the Fifth Priority Principal Distributable Amount, each as of such Distribution Date. [With respect to any Distribution Date during the Revolving Period, the Aggregate Noteholders’ Priority Principal Distributable Amount shall be equal to zero.]

[Amortization Date: The earlier of (i) [                ], 20[    ] and (ii) the date on which an Early Amortization Event occurs.]

[Amortization Period: The period beginning on the Amortization Date and ending on the date that all classes of Notes [(other than the Class XS Notes)] have been paid in full.]

Annual Percentage Rate or APR: With respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the “annual percentage rate” (within the meaning of the Federal Truth-in-Lending Act).

Applicable Law: For any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including usury laws, the Federal Truth-in-Lending Act, Regulation Z and Regulation B of the Consumer Financial Protection Bureau, the Securities Act and the Exchange Act), and applicable judgments, decrees, injunctions, writs, orders or line action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

[Appointment Effective Date: Has the meaning specified in Section 2(a) of the Backup Servicing Agreement.]

Arbitration: A binding arbitration proceeding with [AAA][FINRA][ADR Facilitator][JAMS] conducted pursuant to the rules set forth in the [AAA Rules][FINRA Rules][JAMS Rules][ADR Rules].

Asset Representations Review: A review by the Asset Representations Reviewer as specified in the Asset Representations Review Agreement of all Delinquent Receivables that have been Delinquent Receivables for more than [60] days as of the last day of the preceding Collection Period to determine whether such Delinquent Receivables satisfy the representations and warranties set forth in Section 3.1(b) of the Receivables Purchase Agreement, each as of the [applicable] Closing Date or such other date as specified in Section 3.1(b) of the Receivables Purchase Agreement.

Asset Representations Review Agreement: The Asset Representations Review Agreement, dated as of [    ], 20[     ], among the Issuing Entity, [the Grantor Trust,] the Servicer[, the Administrator] and the Asset Representations Reviewer.

Asset Representations Review Notice: The notice from the Indenture Trustee to the Asset Representations Reviewer, the Issuing Entity [, the Administrator and the Servicer] pursuant to Section 12.2(d) of the Indenture notifying the Asset Representations Reviewer that the Noteholders have requested an Assets Representations Review.

Asset Representations Reviewer: [                ], as Asset Representations Reviewer, and its successors (including any successor Asset Representations Reviewer named under the Asset Representations Review Agreement).

Assumption Date: Has the meaning specified in Section 5.1(b) of the Servicing Agreement.

Authentication Order: As specified in Section 2.2(d) of the Indenture.

Authoritative Copy: With respect to any Electronic Contract, a copy of such Contract that is unique, identifiable and, except as otherwise provided in Section 9-105 of the UCC, unalterable, and is marked “original” or has no watermark or other marking that would indicate that it is a “copy” or “duplicate” or not an original or not an “authoritative” copy.

Authorized Officer: Any officer, including any president, vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary or corporate trust officer or any other officer performing functions similar to those performed by such officers.

Available Funds: With respect to any Distribution Date, an amount equal to (a) [(i)] the Collections for the related Collection Period and all proceeds from the sale or other disposition of the [Grantor Trust Collateral][Issuing Entity Collateral] relating to the exercise by the Servicer (or its designee) of its clean-up call option pursuant to Section 6.1 of the Servicing Agreement [plus (ii) Investment Earnings on funds deposited in the Accumulation Account][Pre-Funding Account] [and plus (iii) net amount, if any, paid by the Interest Rate [Swap][Cap] Counterparty pursuant to any Interest Rate [Swap][Cap]] but excluding (i) any proceeds received from the sale of a Charged-Off Receivable to a Charged-Off Receivable Purchaser while the [Grantor Trust][Issuing Entity] has repurchase obligations to such Charged-Off Receivable Purchaser with respect to such Charged-Off Receivable, (ii) Supplemental Servicing Fees and (iii) Investment Earnings on any concentration account, the Collection Account, the Reserve Account [and the Class N Reserve Account], minus (b) Servicer Liquidation Reimbursements for that Distribution Date and the related Collection Period.

[Backup Servicer: [                ], or its successor and assigns under the [Backup] Servicing Agreement.]

[Backup Servicing Agreement: That certain Backup Servicing Agreement, dated as of the Closing Date, among the Backup Servicer, the Servicer[, the Grantor Trust] and the Issuing Entity.]

[Backup Servicing Fee: The fee payable by the Issuing Entity to the Backup Servicer in the amount of $[                ] per month plus reasonable expenses as set forth in the Backup Servicing Agreement, or, in the case of the initial Distribution Date, in the amount of $[                ] plus reasonable expenses as set forth in the Backup Servicing Agreement.]

Bankruptcy Code: The United States Bankruptcy Code (Title 11 of the United States Code).

Bankruptcy Event: With respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of [ninety (90)][sixty (60)] consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

[Benchmark: (a) initially, One-Month LIBOR and (b) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to One-Month LIBOR or the then-current Benchmark, the applicable Benchmark Replacement.]

[Benchmark Determination Date: (a) if the Benchmark is One-Month LIBOR, the LIBOR Determination Date, (b) if the Benchmark is Term SOFR, the date that is [two] Business Days before the first day of the applicable interest accrual period, (c) if the Benchmark is Compounded SOFR, the date that is [five] Business Days before the last day of the applicable interest accrual period and (d) if the Benchmark is any other rate, the date determined by the Issuing Entity in accordance with the Indenture.]

[Benchmark Replacement: The first alternative set forth in the order below that can be determined by the Issuing Entity as of the Benchmark Replacement Date:

(1) the sum of (a) Term SOFR and (b) the Benchmark Replacement Adjustment,

(2) the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment,

(3) the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable corresponding tenor and (b) the Benchmark Replacement Adjustment, or

(4) the sum of (a) the alternate rate of interest that has been selected by the Issuing Entity in its reasonable discretion as the replacement for the then-current Benchmark for the applicable corresponding tenor and (b) the Benchmark Replacement Adjustment.]

[Benchmark Replacement Adjustment: The first alternative set forth in the order below that can be determined by the Issuing Entity as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement, or

(2) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuing Entity in its reasonable discretion for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement.]

[Benchmark Replacement Conforming Changes: any technical, administrative or operational changes (including changes to the timing and frequency of determining rates, the process of making payments of interest and other administrative matters) that the Issuing Entity decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuing Entity decides that adoption of any portion of such market practice is not administratively feasible or if the Issuing Entity determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuing Entity determines is reasonably necessary).]

[Benchmark Replacement Date:

(1) in the case of clause (1) or (2) of the definition of Benchmark Transition Event, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark, or

(2) in the case of clause (3) of the definition of Benchmark Transition Event, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on a Benchmark Determination Date, but earlier than the Reference Time for that Benchmark Determination Date, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.]

[Benchmark Transition Event: The occurrence of one or more of the following events with respect to the then-current Benchmark[, as determined by the Administrator]:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark,

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark, or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative of the underlying market or economic reality or may no longer be used.]

Benefit Plan Investor: Any of (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code, or (iii) any entity or account whose underlying assets include plan assets by reason of investment by an employee benefit plan or plan in such entity or account.

Bid Percentage: [40%] for Charged-Off Receivables for which the related Obligor is subject to a bankruptcy proceeding and for which the underlying vehicle has not yet been repossessed, sold, or declared a total loss; [1%] for Charged-Off Receivables for which the underlying vehicle has been repossessed, sold and for which Liquidation Proceeds have been received; [80%] for all other Charged-Off Receivables.

Book-Entry Certificates: A beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.2 of the Trust Agreement.

Book-Entry Notes: A beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

Business Day: Any day other than a Saturday, a Sunday or any other day on which banking institutions are not required or authorized to be closed in [                ], [                ], [                ], the State of Arizona or the State in which the executive offices of the Servicer is located.

[Cap Counterparty: [                ], and any permitted successor pursuant to the terms of each applicable Interest Rate Cap.]

Carvana Group Notes: The Notes held by the Depositor or an Affiliate of the Depositor.

Carvana Headquarters: [1930 W. Rio Salado Parkway Tempe, AZ 85281.]

Certificate: The Certificates executed by the Issuing Entity and authenticated by the Owner Trustee in substantially the form set forth in Exhibit B to the Trust Agreement.

Certificate Depository: The depository from time to time selected by the Administrator on behalf of the Issuing Entity in whose name the Book-Entry Certificates are registered while Book-Entry Certificates are outstanding. Unless otherwise directed by the Administrator, the first Certificate Depository upon the issuance of Book-Entry Certificates shall be Cede & Co., the nominee of the initial Clearing Agency.

Certificate Depository Agreement: The letter, dated as of the Closing Date, by the Issuing Entity to The Depository Trust Company, as the initial Clearing Agency relating to the Book-Entry Certificates, as the same may be amended and supplemented from time to time.

Certificate Distribution Account: The account, if applicable, designated as such, established and maintained pursuant to Section 5.1(a) of the Trust Agreement.

Certificate of Title: With respect to a Financed Vehicle, (i) the original certificate of title relating thereto, or copies of correspondence to the applicable Registrar of Titles, and all enclosures thereto, for issuance of the original certificate of title or (ii) if the applicable Registrar of Titles issues a letter or other form of evidence of lien in lieu of a certificate of title (including electronic titling), either notification of an electronic recordation, by either a Title Intermediary or the applicable Registrar of Titles, or the original lien entry letter or form or copies of correspondence to such applicable Registrar of Titles, and all enclosures thereto, for issuance of the original lien entry letter or form, which, in either case, shall name the related Obligor as the owner of such Financed Vehicle and the Servicer (or any subservicer, identified in writing to the Collateral Custodian by the Servicer), [GFC Lending LLC[, [DT Credit Company LLC] or Administrator as secured party.

Certificate of Trust: The certificate of trust of the Issuing Entity substantially in the form of Exhibit B to the Trust Agreement filed for the Issuing Entity pursuant to Section 3810(a) of the Statutory Trust Act.

Certificate Owner: The owner of an interest in a Certificate.

Certificate Register: The register of Certificates specified in Section 3.4 of the Trust Agreement.

Certificate Registrar: The registrar at any time of the Certificate Register, appointed pursuant to Section 3.4(a) of the Trust Agreement.

Certificateholders: Any Holder of a Certificate.

Charged-Off Receivable: A Receivable which has been charged off by the Servicer at the earlier of (a) the date notice of intent to sell a repossessed vehicle expires or (b) the end of the calendar month in which more than 10% of a Scheduled Payment is more than [120] days past due from the [scheduled] due date for such payment.

Charged-Off Receivable Purchaser: A purchaser of a Charged-Off Receivable as contemplated by Section 2.3 of the Servicing Agreement.

Charged-Off Receivable Schedule: The schedule describing the Charged-Off Receivables being sold to a Third-Party Purchaser, including the computer disk or tape describing such Charged-Off Receivables for collections and due diligence purposes which shall include all relevant information on the Charged-Off Receivables and the related Obligors.

Class: A class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes[,][or the Class E Notes][,][or the Class N Notes ][or the Class XS Notes].

Class A Interest Carryover Shortfall: With respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class A Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class A Notes pursuant to Section 2.7(a) of the Indenture (or paid to the Class A Notes in respect of interest on such Distribution Date pursuant to Section 2.7(e) of the Indenture).

Class A Notes: Collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

Class A-1 Notes: The [                ]%[Floating Rate] Asset Backed Notes, Class A-1[a/b] in the initial aggregate principal amount of $[                ] issued pursuant to the Indenture.

Class A-2 Notes: The [                 ]%[Floating Rate] Asset Backed Notes, Class A-2[a/b] in the initial aggregate principal amount of $[                ] issued pursuant to the Indenture.

Class A-3 Notes: The [                ]%[Floating Rate] Asset Backed Notes, Class A-3[a/b] in the initial aggregate principal amount of $[                ] issued pursuant to the Indenture.

Class A-4 Notes: The [                ]%[Floating Rate] Asset Backed Notes, Class A-4[a/b] in the initial aggregate principal amount of $[                ] issued pursuant to the Indenture.

Class B Interest Carryover Shortfall: With respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class B Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class B Notes pursuant to Section 2.7(a) of the Indenture (or paid to the Class B Notes in respect of interest on such Distribution Date pursuant to Section 2.7(e) of the Indenture).

Class B Notes: The [                ]%[Floating Rate] Asset Backed Notes, Class B[a/b] in the initial aggregate principal amount of $[                ] issued pursuant to the Indenture.

Class C Interest Carryover Shortfall: With respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class C Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class C Notes pursuant to Section 2.7(a) of the Indenture (or paid to the Class C Notes in respect of interest on such Distribution Date pursuant to Section 2.7(e) of the Indenture).

Class C Notes: The [                ]%[Floating Rate] Asset Backed Notes, Class C[a/b] in the initial aggregate principal amount of $[                ] issued pursuant to the Indenture.

Class D Interest Carryover Shortfall: With respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class D Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class D Notes pursuant to Section 2.7(a) of the Indenture (or paid to the Class D Notes in respect of interest on such Distribution Date pursuant to Section 2.7(e) of the Indenture).

Class D Notes: The [                ]%[Floating Rate] Asset Backed Notes, Class D[a/b] in the initial aggregate principal amount of $[                ] issued pursuant to the Indenture.

[Class E Interest Carryover Shortfall: With respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class E Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class E Notes pursuant to Section 2.7(a) of the Indenture (or paid to the Class E Notes in respect of interest on such Distribution Date pursuant to Section 2.7(e) of the Indenture).]

[Class E Notes: The [                ]%[Floating Rate] Asset Backed Notes, Class E[a/b] in the initial aggregate principal amount of $[                ] issued pursuant to the Indenture.]

[Class N Note Interest Amount: The product of (i) the outstanding principal amount of the Class N Notes as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance of such Class N Notes on the Closing Date) and (ii) one-twelfth of the Interest Rate for such Class N Notes (or, in the case of the first Distribution Date, the Interest Rate for such Class N Notes multiplied by a fraction, the numerator of which is [    ] and the denominator of which is 360).]

[Class N Note Interest Carryover Shortfall: With respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Class N Note Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class N Notes pursuant to Section 2.7(a) of the Indenture (or paid to the Class N Notes in respect of interest on such Distribution Date pursuant to Section 2.7(e) of the Indenture).]

[Class N Note Interest Distributable Amount: The sum of (i) the Class N Note Interest Amount for such Distribution Date and (ii) the Class N Interest Carryover Shortfall as of the close of the preceding Distribution Date.]

[Class N Note Principal Distributable Amount: (A) for any Distribution Date prior to the Final Scheduled Distribution Date, if the sum of (i) Available Funds remaining after payment of the items set forth in Section 2.7(a)(i) through (xvii) of the Indenture and (ii) the remaining available balance in the Class N Reserve Account after payment is made pursuant to Section 2.7(a)(xvii) of the Indenture equals the Class N Note Principal Amount, the Class N Note Principal Amount, otherwise, an amount equal to Available Funds remaining after payment of the items set forth in Section 2.7(a)(i) through (xvi) of the Indenture; (B) for the Final Scheduled Distribution Date, an amount equal to the outstanding Class N Note Principal Amount.]

[Class N Note Principal Amount: An amount equal to $[                ].]

[Class N Notes: The [                ]% Asset Backed Notes, Class N in the initial aggregate principal amount of $[                ] issued pursuant to the Indenture.]

[Class N Reserve Account: The account designated as such, established and maintained pursuant to Section 8.2(a) of the Indenture.]

[Class N Reserve Account Draw Amount: (A) on any distribution date prior to the final scheduled distribution date for the Class N Notes, the amount, if any, by which the amount due pursuant to Section 2.7(a)(xvi) for such Distribution Date exceeds the Available Funds for such Distribution Date; provided that if the sum of (i) Available Funds remaining after payment of clauses (i) through (xiv) of Section 2.7(a) and (ii) the remaining available balance in the Class N reserve account after payment of all amounts due pursuant to clause (xvi) of Section 2.7(a), is equal to or greater than the outstanding principal amount of the Class N Notes, principal of the Class N Notes in an amount equal to the outstanding principal amount of the Class N Notes; (B) on the final scheduled distribution date for the Class N Notes, the difference between Available Funds remaining after payment of clauses (i) through (xiv) of Section 2.7(a) and the outstanding principal amount of the Class N Notes.]

[Class N Reserve Account Initial Deposit: Cash or Eligible Investments having a value of at least $[                ].]

[Class XS Notes: The Class XS Notes issued under the Indenture, which as of any Distribution Date will have a notional balance equal to the Pool Balance as of the first day of the related Collection Period or, in the case of the initial Distribution Date, a notional balance equal to the Initial Pool Balance (in each case, rounded down to the nearest whole dollar).]

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant: A securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

Closing Date: [                ], 20[    ].

Code: The Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

Collateral: The Issuing Entity Collateral [and the Grantor Trust Collateral].

Collateral Custodian: [                ], as Collateral Custodian, or another collateral custodian named from time to time in the Collateral Custodian Agreement.

Collateral Custodian Agreement: The Collateral Custodian Agreement, dated as of the Closing Date, among the Collateral Custodian, the Servicer, the Issuing Entity, [the Grantor Trust,] the Indenture Trustee and the Administrator.

Collection Account: The account designated as such, established and maintained pursuant to Section 8.2(a) of the Indenture.

Collection Period: With respect to a Distribution Date, the calendar month preceding the month in which such Distribution Date occurs; provided, however, that with respect to the first Distribution Date, the Collection Period will be the period from and including the Cutoff Date to the end of the calendar month preceding such Distribution Date.

Collections: All cash collections and other cash proceeds of the Receivables and Collateral, including all payments of principal, Interest Collections, Supplemental Servicing Fees, Liquidation Proceeds, any amounts received in connection with any repurchase of any Receivable by the Seller under the Receivables Purchase Agreement, the Depositor under the Receivables Transfer Agreement[, the Issuing Entity under the Receivables Contribution Agreement] and any amounts received from the Servicer in connection with any indemnification payments under Section 3.3(a) of the Servicing Agreement for breaches of certain covenants and any funds received by the Issuing Entity, the Depositor or the Servicer from the Receivables and Collateral received during any Collection Period.

Commission: The U.S. Securities and Exchange Commission.

[Compounded SOFR: For any interest accrual period, the compounded average, in arrears, of the SOFRs for each day of such interest accrual period, as determined on the Benchmark Determination Date for such interest accrual period, with the rate, or methodology for this rate, and conventions for this rate (which will include a five business day suspension period as a mechanism to determine the interest amount payable prior to the end of each interest accrual period, such that the SOFR on the Benchmark Determination Date will apply for each day in the interest accrual period following the Benchmark Determination Date) being established by the Issuing Entity in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR, or

(2) if, and to the extent that, the Issuing Entity determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then, the rate, or methodology for this rate, and conventions for this rate that have been selected by the Issuing Entity in its reasonable discretion.]

Contract: Any fully-executed retail installment sale contract, direct purchase money loan or conditional sale contract for a Financed Vehicle under which an extension of credit is made in the ordinary course of business of the Sponsor and which is secured by the related Financed Vehicle.

Contractual Obligation: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust or material contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

Controlling Class: (a) So long as the Class A Notes are outstanding, the Class A Notes, (b) if the Class A Notes are no longer outstanding but the Class B Notes are outstanding, the Class B Notes, (c) if the Class A Notes and the Class B Notes are no longer outstanding but the Class C Notes are outstanding, the Class C Notes, (d) if the Class A Notes, the Class B Notes and the Class C Notes are no longer outstanding but the Class D Notes are outstanding, the Class D Notes, [(e) if the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are no longer outstanding but the Class E Notes are outstanding, the Class E Notes] and [(f) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are no longer outstanding but the Class N Notes are outstanding, the Class N Notes.] [The Class XS Notes will not be the Controlling Class.]

Corporate Trust Office: With respect to (i) the Indenture Trustee and the Collateral Custodian, the principal office of such entity at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at [                ] and (ii) with respect to the Owner Trustee, the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at [                ], or at such other address as the Indenture Trustee, Collateral Custodian or Owner Trustee may designate from time to time by notice to the Certificateholders and the Depositor or the principal corporate trust office of any successor Indenture Trustee, Collateral Custodian or Owner Trustee (the address of which the successor will notify the Noteholders, the Certificateholders and the Depositor).

Credit Policy: The credit underwriting policy of the Sponsor, as amended, modified, restated, replaced or otherwise supplemented from time to time.

Customary Servicing Practices: Means the customary servicing practices of the Servicer with respect to all comparable motor vehicle receivables that the Servicer services for itself or others, as such practices may be changed from time to time.

Cutoff Date: [[                ], 20[    ]][The Initial Cutoff Date with respect to the Initial Receivables, or the applicable Subsequent Cutoff Date with respect to any Additional Receivables].

Deal Score: A proprietary scoring model of the Seller for internal and external reporting and portfolio monitoring purposes that produces scores that range from 0 to 100, with higher scores indicating lower expected risk of negative loan performance.

Debt: The obligations, expressed in terms of Unpaid Charge-Off Balances as identified in the Charged-Off Receivable Schedule. Nothing in this definition shall be deemed to imply that such debts are not legally enforceable as a result of the expiration of applicable statute of limitations or other enforcement or collection restrictions affecting creditors’ rights generally.

Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

Definitive Certificates: The Certificates issued in the form of definitive certificates pursuant to Section 3.2(a) or Section 3.12 of the Trust Agreement.

Definitive Notes: The Notes issued in the form of definitive notes pursuant to Section 2.12 of the Indenture.

Delinquency Percentage: For each Distribution Date and the related Collection Period, the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all Delinquent Receivables held by the Issuing Entity that are more than [60] days delinquent to (ii) the aggregate Principal Balance of the Receivables, in each case, as of the last day of the related Collection Period[, after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be, and after reduction to zero of the aggregate outstanding Principal Balance of any Receivable that became a Defaulted Receivable during the related Collection Period].

Delinquency Trigger: [[                ]%.][With respect to each Collection Period set forth below, a “Delinquency Trigger” shall occur in the event the Delinquency Percentage is greater than or equal to the Delinquency Trigger set forth below:

Collection Period	Delinquency Trigger
1 to 12%
13 to 24%
25 to 36%
37 to 48%
[49] and After	%

Delinquent Receivable: A Receivable with respect to which payment in excess of 10% of a Scheduled Payment has not been received by the payment due date as of the end of the monthly period.

Deliver: (x) With respect to a document in a Receivable File other than an Electronic Contract or an electronic Certificate of Title, to deliver physical possession of such Tangible Contract or other document via reputable overnight delivery service, (y) with respect to an Electronic Contract, to

direct [                 ], to transfer such Electronic Contract to the 20[    ]-[    ] Vault Partition and (z) with respect to electronic Certificates of Title, to cause the applicable Title Intermediary to provide the Collateral Custodian with full electronic access to view such electronic Certificates of Title on the records of the Title Intermediary. The terms “Delivery” and “Delivered” shall have corollary meanings.

Depositor: Carvana Receivables Depositor LLC, a Delaware limited liability company, and its successors and assigns.

Depository Account: Those “depository” accounts initially established and maintained by the Servicer or an Affiliate thereof pursuant to Section 3.1 of the Servicing Agreement and the Master Agency Agreement, or any successor accounts in the name of and maintained by the Servicer, its Affiliate or any Successor Servicer.

Depository Account Bank: The national banking association or other depository institution at which a Depository Account is maintained.

Designated Account Property: The Designated Accounts, all cash, investments, Financial Assets, securities and investment property held from time to time in any Designated Account (whether in the form of deposit accounts, Physical Property, book-entry securities, Uncertificated Securities or otherwise), including the Reserve Account Initial Deposit [and the Class N Reserve Account Initial Deposit], and all proceeds of the foregoing but excluding all Investment Earnings thereon.

Designated Accounts: The Collection Account, [the Accumulation Account,] [the Pre-Funding Account,] the Note Distribution Account, the Reserve Account [and the Class N Reserve Account], collectively.

Determination Date: The tenth day of each calendar month, or if such tenth day is not a Business Day, the next succeeding Business Day.

Distribution Date: With respect to a Collection Period, the 15th day of the next succeeding calendar month or, if such 15th day is not a Business Day, the next succeeding Business Day, commencing [                 ], 20[    ].

Document Receipt: The Document Receipt substantially in the form attached hereto as Exhibit B to the Collateral Custodian Agreement executed by the Collateral Custodian and delivered to the Administrator, the Indenture Trustee and the Servicer.

[Early Amortization Event: The occurrence during the Revolving Period of one or more of the following: (i) the amount on deposit in the Reserve Account is less than the Specified Reserve Account Balance on [    ] consecutive Distribution Dates after payment of the Aggregate Additional Pool Balance; (ii) the amount on deposit in the Accumulation Account is less than the Target Reinvestment Amount on [    ] consecutive Distribution Dates after payment of the Aggregate Additional Pool Balance; (iii) after payment of the Aggregate Additional Pool Balance on [    ] consecutive Distribution Dates, the amount on deposit in the Accumulation Account exceeds [                ]% of the Initial Pool Balance; (iv) an Event of Default occurs; or (v) a Servicer Termination occurs.]

[Early Termination Date: Has the meaning specified in Section [                ] of the applicable Interest Rate Swap.]

Electronic Contract: A Contract that constitutes “electronic chattel paper” under and as defined in Section 9-102(a)(31) of the UCC.

Eligible Deposit Account: Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

Eligible Institution: Either (i) the corporate trust department of the Indenture Trustee or the Owner Trustee, as applicable, or (ii) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), (A) which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (B) whose deposits are insured by the FDIC.

Eligible Investments: Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(i)	direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

(ii)

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company; provided that such Person has a credit rating from each of the Rating Agencies in the highest investment grade category for short-term unsecured debt obligations or certificates of deposit granted thereby) thereof shall have a credit rating from each of the Rating Agencies in the highest investment grade category for short-term unsecured debt obligations or certificates of deposit granted thereby;

(iii)

commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment grade category for short-term unsecured debt obligations or certificates of deposit granted thereby;

(iv)

investments in money market or common trust funds having a rating from each of the Rating Agencies in the highest investment grade category for short-term unsecured debt obligations or certificates of deposit granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor, so long as such fund shall have such rating);

(v)	bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;

(vi)

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (A) a depository institution or trust company (acting as principal) described in clause (ii) or (B) a depository institution or trust company (x) the deposits of which are insured by FDIC or (y) the counterparty for which has a rating from each of the Rating Agencies in the highest investment grade category for short-term unsecured debt obligations, the collateral for which is held by a custodial bank for the benefit of the Trust or the Indenture Trustee, is marked to market daily and is maintained in an amount that exceeds the amount of such repurchase obligation, and which is required to be liquidated immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall); [and]

(vii)

commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment grade category for short-term unsecured debt obligations; [and]

(viii)	[any other investment permitted by each of the Rating Agencies.]

in each case [unless otherwise permitted by the Rating Agencies], maturing or if such Eligible Investment does not mature, being liquidated not later than the Business Day immediately preceding the next Distribution Date. If [    ] is rating the Notes but has failed to provide a rating for a specified investment, then an equivalent required deposit rating may be obtained from another nationally recognized rating agency. Any such Eligible Investments may be purchased by or through the Indenture Trustee or its Affiliates.

Entitlement Holder: Has the meaning given such term in Section 8-102(a)(7) of the New York UCC.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

E-Vault Access Agreement: The agreement between [                ] and the E-Vault Provider governing the access of the Collateral Custodian to the E-Vault System and the maintenance of the 20[    ]-[    ] Vault Partition, as the same may be amended, restated, supplemented or otherwise modified from time to time.

E-Vault Provider: eOriginal, Inc.

E-Vault System: The “eOriginal, Inc. Authoritative Copy System” maintained by the E-Vault Provider.

Event of Default: An event described in Section 5.1 of the Indenture.

Excess Servicing Strip Amount: With respect to any Distribution Date, an amount equal to the Servicing Strip Amount less the Servicing Fee.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exported: With respect to a Contract, shall mean the Collateral Custodian has decommissioned the related electronic chattel paper and the Authoritative Copy of such Contract is printed out pursuant to a “Paper Out”™ within the meaning specified in the System Description. “Export” and “Exporting” shall have corollary meanings.

FATCA: Sections 1471 through 1474 of the Code (or any amended or successor version thereof) and any current or future regulations or official interpretations thereof.

FATCA Withholding Tax: Any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA.

FDIC: Federal Deposit Insurance Corporation or any successor agency.

[Fifth Priority Principal Distributable Amount: With respect to any Distribution Date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Notes on such preceding Distribution Date) over (b) the Pool Balance as of the close of business on the last day of the related Collection Period, and (ii) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date, (b) the Second Priority Principal Distributable Amount, if any, with respect to such Distribution Date, (c) the Third Priority Principal Distributable Amount, if any, with respect to such Distribution Date and (d) the Fourth Priority Principal Distributable Amount, if any, with respect to such Distribution Date; provided, however, that the Fifth Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for the Class E Notes shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal amount of the Class E Notes as of the day preceding such Distribution Date.]

Final Scheduled Distribution Date: With respect to a Class of Notes, the Distribution Date in the month and year set forth below opposite such Notes:

Class A-1 Notes:	[	], 20[ ];
Class A-2 Notes:	[	], 20[ ];
Class A-3 Notes:	[	], 20[ ];
Class A-4 Notes:	[	], 20[ ];
Class B Notes:	[	], 20[ ]
Class C Notes:	[	], 20[ ];
Class D Notes:	[	], 20[ ];
[Class E Notes:	[	], 20[ ];]
[Class N Notes:	[	], 20[ ]].

[The Class XS Notes do not have a Final Scheduled Distribution Date.]

Financed Vehicle: With respect to a Receivable, any used automobile, light-duty truck, minivan or sport utility vehicle, together with all accessions thereto, securing the related Obligor’s indebtedness thereunder.

Financial Asset: Has the meaning given such term in Article 8 of the New York UCC. As used herein, the Financial Asset “related to” a Security Entitlement is the Financial Asset in which the Entitlement Holder holding such Security Entitlement has the rights and property interest specified in Article 8 of the New York UCC.

Financial Parties: The Noteholders and the Certificateholders [and, so long as any Interest Rate Swap is in effect, the Swap Counterparty].

[FINRA: The Financial Industry Regulatory Authority.]

[FINRA Rules: FINRA’s Code of Arbitration Procedure and Code of Mediation Procedure in effect as of [the date of the commencement of the ADR Proceeding][the [Initial] Closing Date].]

First Priority Principal Distributable Amount: With respect to any Distribution Date, an amount equal to the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes on such preceding Distribution Date) over (ii) the Pool Balance as of the close of business on the last day of the related Collection Period; provided, however, that the First Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for any Class of Class A Notes shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal amount of the Class A Notes of such Class as of the day preceding such Distribution Date.

First Step Receivables Assignment: As defined in Section 2.1 of the Receivables Purchase Agreement.

First Step Transferred Property: As defined in Section 2.1 of the Receivables Purchase Agreement.

[Fixed Rate Notes: Together, the Class A-1[a] Notes, the Class A-2[a] Notes, the Class A-3[a] Notes, the Class A-4[a] Notes, the Class B[a] Notes, the Class C[a] Notes, the Class D[a] Notes [and] [the Class E[a] Notes[ and] the Class N Notes.]

[Floating Rate Notes: Together, the Class A-1[b] Notes, the Class A-2[b] Notes, the Class A-3[b] Notes, the Class A-4[b] Notes, the Class B[b] Notes, the Class C[b] Notes, the Class D[b] Notes [and] [the Class E[b] Notes.]

Formation Documents: (i) With respect to the Issuing Entity, the Certificate of Trust and the Trust Agreement, [(ii) with respect to the Grantor Trust, the Grantor Trust Certificate of Trust and the Grantor Trust Agreement,] and (iii) with respect to the Depositor, the certificate of formation of the Depositor filed in Delaware, dated as of January 4, 2019 and the amended and restated limited liability company agreement of the Depositor, dated as of March 27, 2019, made by the Sponsor, as member.

Forward Commitment Transfer: Any agreement creating a commitment by the [Grantor Trust or] the Issuing Entity to sell Charged-Off Receivables from time to time in the future to a Third-Party Purchaser.

Fourth Priority Principal Distributable Amount: With respect to any Distribution Date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal amount of Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Notes on such preceding Distribution Date) over (b) the Pool Balance as of the close of business on the last day of the related Collection Period, and (ii) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date, (b) the Second Priority Principal Distributable Amount, if any, with respect to such Distribution Date, and (c) the Third Priority Principal Distributable Amount, if any, with respect to such Distribution Date; provided, however, that the Fourth Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for the Class D Notes shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal amount of the Class D Notes as of the day preceding such Distribution Date.

[Funding Period: The period beginning on and including the Closing Date and ending on the first to occur of (a) the date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Additional Receivables to the Issuing Entity on such Determination Date) is not greater than $[100,000], (b) the date on which an Event of Default or a Servicer Termination Event occurs, (c) the date on which an Insolvency Event occurs with respect to the Depositor or the Sponsor or (d) the last Business Day of [                ].]

Governmental Authority: With respect to any Person, any nation or government, any State or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

Grant: To mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

[Grantor Trust: Carvana Auto Receivables Grantor Trust 20[    ]-[    ], a statutory trust formed under the laws of the State of Delaware.]

[Grantor Trust Agreement: The Amended and Restated Trust Agreement, dated as of the Closing Date, between the Issuing Entity and the Grantor Trust Trustee.]

[Grantor Trust Certificate: The Grantor Trust Certificate executed by the Grantor Trust and authenticated by the Grantor Trust Trustee in substantially the form set forth in Exhibit B to the Grantor Trust Agreement and evidencing a 100% undivided beneficial interest in the Grantor Trust.]

[Grantor Trust Certificate Register: The register of Grantor Trust Certificates specified in Section 3.4 of the Grantor Trust Agreement.]

[Grantor Trust Certificate Registrar: The registrar at any time of the Grantor Trust Certificate Register, appointed pursuant to Section 3.4(a) of the Grantor Trust Agreement.]

[Grantor Trust Certificateholder: The Holder of a Grantor Trust Certificate.]

[Grantor Trust Collateral: As defined in the Granting Clause of the Indenture.]

[Grantor Trust Trustee: [                ], acting not in its individual capacity, but solely as trustee for the Grantor Trust.]

Holder: The Person in whose name a Note or Certificate is registered on the Note Register or the Certificate Register, as applicable.

Indemnified Receivable: A Receivable for which the Servicer is obligated to indemnify for an Actual Loss Amount pursuant to Section 2.6 of the Servicing Agreement.

Indemnified Receivable Amount: With respect to any Receivable that has become an Indemnified Receivable, the Principal Balance and accrued interest as of the last day of the Collection Period immediately preceding the Collection Period during which such Receivable first became an Indemnified Receivable.

Indenture: The Indenture, dated as of the Closing Date, among the Issuing Entity[, the Grantor Trust] and the Indenture Trustee.

Indenture Trustee: [                ], not in its individual capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.

Independent: When used with respect to any specified Person, that the Person (i) is in fact independent of the Issuing Entity, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Depositor or any

Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions but may provide services to the Issuing Entity, the Depositor or any Affiliate.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuing Entity Order and approved by the Indenture Trustee in the exercise of reasonable care, and stating that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

Indirect Participant: A securities broker, dealer, bank, trust company or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

[Initial Closing Date: means [                , 20[    ].]

[Initial Cutoff Date: means [                ], 20[    ].]

[Initial First Step Receivables Assignment: As defined in Section 2.1 of the Receivables Purchase Agreement.]

[Initial First Step Transferred Property: As defined in Section 2.1 of the Receivables Purchase Agreement.]

Initial Pool Balance: $[                ].

[Initial Receivables: The Receivables transferred to the [Issuing Entity][Grantor Trust] on the Initial Closing Date.]

[Initial Second Step Receivables Assignment: As defined in Section 2.1 of the Receivables Transfer Agreement.]

[Initial Second Step Transferred Property: As defined in Section 2.1 of the Receivables Transfer Agreement.]

[Initial Third Step Receivables Assignment: As defined in Section 2.1 of the Receivables Contribution Agreement.]

[Initial Third Step Transferred Property: As defined in Section 2.1 of the Receivables Contribution Agreement.]

Initial Servicer: Bridgecrest Credit Company, LLC.

Insurance Policy: With respect to any Receivable, (i) an insurance policy covering physical damage to or loss of the related Financed Vehicle or (ii) any lender’s single interest, credit life, disability, hospitalization and similar insurance policies with respect to the related Obligor.

Insurance Proceeds: Any amounts payable or any payments made under any Insurance Policy.

Interest Collections: All amounts received in respect of any interest, or other similar charges on a Receivable (excluding late fees, extension fees, insufficient funds fees and other administrative fees and expenses), from or on behalf of Obligors that are to be deposited into the Collection Account.

Interest Rate: With respect to each Class of Notes [(other than the Class XS Notes)], the per annum rate set forth below:1

Class A-1 Notes:	[[ ]%;] [One Month LIBOR plus [ ]%]
Class A-2[a/b] Notes:	[[ ]%;] [One Month LIBOR plus [ ]%]
Class A-3 Notes:	[[ ]%;] [One Month LIBOR plus [ ]%]
Class A-4 Notes:	[[ ]%;] [One Month LIBOR plus [ ]%]
Class B Notes:	[[ ]%;] [One Month LIBOR plus [ ]%]
Class C Notes:	[[ ]%;] [One Month LIBOR plus [ ]%]
Class D Notes:	[[ ]%;] [One Month LIBOR plus [ ]%]
[Class E Notes:	[[ ]%;] [One Month LIBOR plus [ ]%]
Class N Notes:	[[ ]%;]

[The Class XS Notes do not have an Interest Rate.]

[Interest Rate Caps: The interest rate cap agreements, if any, including all schedules and confirmations related thereto, between the Issuing Entity and the Cap Counterparty, if any, in effect on the [Initial] Closing Date.]

[Interest Rate Swaps: The interest rate swap agreements, if any, including all schedules and confirmations related thereto, between the Issuing Entity and the Swap Counterparty, if any, in effect on the [Initial] Closing Date.]

Investment Earnings: Investment earnings on funds deposited in the Designated Accounts, net of losses and investment expenses. The Servicer is entitled to receive all Investment Earnings on the funds in its concentration accounts prior to remittance of the Collections to the Collection Account. The Depositor is entitled to receive all Investment Earnings on the funds in the Collection Account, the Reserve Account [and the Class N Reserve Account].

[Investment Fund: First, Goldman Sachs Financial Square Government Fund for so long as Goldman Sachs Financial Square Government Fund is an Eligible Investment. If Goldman Sachs Financial Square Government Fund ceases to be an Eligible Investment, the funds deposited in each of the Designated Accounts shall second be held in Wells Fargo Treasury Plus Money Market Fund for so long as Wells Fargo Treasury Plus Money Market Fund is an Eligible Investment. If Wells Fargo Treasury Plus Money Market Fund ceases to be an Eligible Investment, the funds deposited in each of the Designated Accounts shall third be held in Wells Fargo Government Money Market Fund for so long as Wells Fargo Government Money Market Fund is an Eligible

[1]	Note: In a particular transaction, there may be more or fewer classes of notes offered (including one or more or no subordinated classes) or one or more or no floating rate classes.

Investment. If Wells Fargo Government Money Market Fund ceases to be an Eligible Investment, the funds deposited in each of the Designated Accounts shall be invested at the written direction of the Administrator in a money market mutual fund that is an Eligible Investment and has a principal investment strategy and an investment objective that are each substantially identical to Goldman Sachs Financial Square Government Fund. The Administrator shall deliver written instructions to the Indenture Trustee with respect to any change to be made in connection with the Investment Funds in which the funds are to be invested.]2

Issuing Entity: Carvana Auto Receivables Trust 20[    ]-[    ], a Delaware statutory trust created by the Certificate of Trust and described in the Trust Agreement.

Issuing Entity Collateral: As defined in the Granting Clause of the Indenture.

Issuing Entity Order: A written order signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

Issuing Entity Request: A written request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

[JAMS Rules: JAMS’ Rules and Procedures in effect as of [the date of the commencement of the ADR Proceeding] [the [Initial] Closing Date].]

[LIBOR Determination Date: For any Determination Date, the date that is two London Business Days prior to the Determination Date immediately preceding such Determination Date (or, in the case of the initial Determination Date, two London Business Days prior to the Closing Date).]

Lien: Any mortgage, lien, pledge, charge, adverse claim, security interest or encumbrance of any kind other than tax liens, mechanics’ liens and any liens that attach by operation of law.

Liquidation Expenses: For any Charged-Off Receivable and the related Financed Vehicle, the reasonable out-of-pocket expenses (exclusive of overhead) incurred by the Servicer with respect to the collection, repossession, enforcement, disposition and liquidation of a Receivable.

Liquidation Proceeds: For any Collection Period and any Charged-Off Receivable, the amount (which shall not be less than zero) received by the Servicer and deposited into the Collection Account after a Receivable becomes a Charged-Off Receivable, in connection with the attempted realization of the full amounts due or to become due under such Receivable, whether from the sale or other disposition of the related Financed Vehicle, the proceeds of repossession or any collection effort, the proceeds of recourse or similar payments payable under the related Receivable, receipt of Insurance Proceeds or otherwise, net of Liquidation Expenses and any amounts required by law to be remitted to the related Obligor.

[London Business Day: Any day on which dealing in deposits in U.S. Dollars are transacted in the London Bank Market.]

[2]	Note: To be updated for each issuance as necessary.

Majority Certificateholders: Certificateholders holding in the aggregate more than 50% of the Voting Interests.

Master Agency Agreement: The Amended and Restated Master Depository Accounts and Post Office Boxes and Agency Agreement, dated as of December 16, 2005, among Bridgecrest Credit Company, LLC, Bridgecrest Acceptance Corporation, DriveTime Car Sales, Inc., The Royal Bank of Scotland (successor-in-interest to Greenwich Capital Financial Products, Inc.), Wells Fargo Bank, National Association, Wilmington Trust Company, in its capacity of owner trustee of certain “Current Trusts” identified therein, and such other persons or entities that became a party to the Agreement pursuant to the terms thereof pursuant to any applicable acknowledgment and agreement, as amended by that Amendment No. 1 to Amended and Restated Master Depository Accounts and Post Office Boxes and Agency Agreement dated as of March 14, 2018 and as further amended, restated, modified or supplemented from time to time.

Material Adverse Effect: With respect to any Person and to any event or circumstance, a material adverse effect on (i) the business, financial condition, operations or properties of such Person, (ii) the validity or enforceability against such Person of any Transaction Document, (iii) the ability of such Person to perform its obligations under any Transaction Document to which it is a party or (iv) the rights and remedies, taken as a whole, of the Indenture Trustee under any Transaction Document.

Mediation: A non-binding mediation or arbitration proceeding with [AAA][FINRA][ADR Facilitator][JAMS] conducted pursuant to the rules set forth in the [AAA Rules][FINRA Rules][JAMS Rules][ADR Rules].

New York UCC: The UCC in effect on the Closing Date in the State of New York and as may be amended from time to time.

Note Class Interest Distributable Amount: With respect to any Class [or tranche] of Notes [(other than the Class XS Notes)] and any Distribution Date, the product of (i) the outstanding principal amount of such Class [or tranche] of Notes [(other than the Class XS Notes)] as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance of such Class [or tranche] of Notes on the Closing Date) and (ii) (a) in the case of the [Fixed Rate] Notes, other than the Class A-1 Notes, one-twelfth of the Interest Rate for such Class [or tranche] (or, in the case of the first Distribution Date, the Interest Rate for such Class [or tranche]multiplied by a fraction, the numerator of which is 48 and the denominator of which is 360) and (b) in the case of the Class A-1 Notes [and the Floating Rate Notes], the product of the Interest Rate for such Class [or tranche] of Notes for such Distribution Date and a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the [Initial] Closing Date), to but excluding that Distribution Date and the denominator of which is 360.

Note Depository: The depository from time to time selected by the Indenture Trustee on behalf of the Issuing Entity in whose name the Notes are registered prior to the issue of Definitive Notes. The first Note Depository shall be Cede & Co., the nominee of the initial Clearing Agency.

Note Depository Agreement: The letter, dated as of the [Initial] Closing Date, by the Issuing Entity to The Depository Trust Company, as the initial Clearing Agency relating to the Notes, substantially in the form of Exhibit B to the Indenture, as the same may be amended and supplemented from time to time.

Note Distribution Account: The account designated as such, established and maintained pursuant to Section 8.2(a) of the Indenture.

Note Owner: With respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in each case in accordance with the rules of such Clearing Agency).

Note Register: With respect to any Class of Notes, the register of such Notes specified in Section 2.4 of the Indenture.

Note Registrar: The registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the Indenture.

Noteholder FATCA Information: With respect to any Noteholder or Note Owner, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

Noteholder Tax Identification Information: With respect to any Noteholder or Note Owner, properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

Noteholders: Holders of record of the Notes pursuant to the Indenture and, with respect to any Class of Notes, holders of record of such Class of Notes pursuant to the Indenture.

Noteholders’ Regular Principal Distributable Amount: With respect to the Notes, for any Distribution Date [related to the Amortization Period], the lesser of:

(A) the Aggregate Note Principal Amount as of the close of the immediately preceding Distribution Date reduced by the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to such Distribution Date; and

(B) the remainder, if any, of:

(1) the excess of the (x) sum of the Aggregate Note Principal Amount as of the day preceding such Distribution Date and the Overcollateralization Target Amount for such Distribution Date over (y) the Pool Balance as of the close of business on the last day of the related Collection Period minus

(2) the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to such Distribution Date.

[For any Distribution Date related to the Revolving Period, the Noteholders’ Regular Principal Distributable Amount shall be equal to zero.]

Notes: The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes, [the Class E Notes,] [the Class N Notes] [and the Class XS Notes].

Obligor: Each Person obligated to make payments on or pursuant to a Contract, including any guarantor thereof.

Officer’s Certificate: With respect to any Person, a certificate signed by any officer of such Person.

[One-Month LIBOR: For any Distribution Date, the rate per annum of deposits in U.S. dollars having a one-month maturity that appears on [Bloomberg Screen US00001 Index Page] (or the successor page or screen as may replace that page or screen or that service) at approximately [11:00 a.m.], London time on the related LIBOR Determination Date. Notwithstanding the foregoing, in the event that no rate for one-month U.S. dollar deposits appears on [Bloomberg Screen US00001 Index Page] (or the successor page or screen as may replace that page or screen or that service) on the applicable LIBOR Determination Date, then One-Month LIBOR shall be the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which one-month U.S. dollar deposits are offered to prime banks in the London interbank market by four major banks in that market selected by the Administrator as of the LIBOR Determination Date and time specified above. If fewer than two quotations are provided by such banks, then One-Month LIBOR shall be the arithmetic mean (rounded upwards as above) of the rates at which one-month loans in U.S. dollars are offered to leading European banks by [three] major banks in New York City selected by the Administrator as of [11:00 a.m.] New York City time on the applicable LIBOR Determination Date [and in an amount that is representative of a single transaction in such market at such time]. If such quotation cannot be obtained, One-Month LIBOR for such Distribution Date will be One-Month LIBOR that was determined with respect to the prior Distribution Date.]

Opinion of Counsel: With respect to any Person, a written opinion of counsel, who may, except as otherwise expressly provided, be an employee of the Depositor, the Administrator or the Servicer, and who is reasonably acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

Optional Purchase Balance: The product of (i) the Initial Pool Balance as of the Cutoff Date; and (ii) [                ]%.

Optional Purchase Date: The date on which the Servicer exercises its optional purchase right pursuant to Section 6.1 of the Servicing Agreement.

Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee, has been made; and

(iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes or of the Controlling Class have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Transaction Document, Notes both legally and beneficially owned by the Issuing Entity, any other obligor upon the Notes, any Certificateholder or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor’s right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

Outstanding Amount: The aggregate principal amount of all Notes, or a Class of Notes, as applicable, Outstanding at the date of determination.

Overcollateralization Target Amount: As of any Distribution Date, [the greater of (1)[                ]% of the Pool Balance as of the end of the related Collection Period and (2)] [                ]% of the initial Pool Balance.

Owner of Record: The meaning set forth in the System Description.

Owner Trust Estate: All right, title and interest of the Issuing Entity in and to any and all assets, including the property and rights assigned to the Issuing Entity pursuant to the Receivables Transfer Agreement.

Owner Trustee: [                ], acting not in its individual capacity, but solely as trustee for the Issuing Entity.

Party: With respect to each Transaction Document, each Person that is a party to such Transaction Document, and its permitted successors and assigns.

Paying Agent: With respect to the Indenture, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuing Entity to make the payments to and distributions from the Collection

Account, the Reserve Account[, the Class N Reserve Account] and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuing Entity. With respect to the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement that is authorized by the Owner Trustee to make distributions from the Certificate Distribution Account on behalf of the Issuing Entity. The initial Paying Agent under the Trust Agreement shall be [                ].

Percentage Interest: With respect to a Certificate, the individual percentage interest of such Certificate, which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the Issuing Entity beneficially owned by such Certificateholder. The sum of the Percentage Interests for all of the Certificates shall be 100%.

Permitted Liens: Any of (a) Liens created pursuant to this Agreement or any other Transaction Document, (b) with respect to each Designated Account, a Lien in favor of the Indenture Trustee, as applicable, (c) tax liens, mechanics’ liens and other Liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor or (d) the Lien noted on the Certificate of Title related to a Financed Vehicle in favor of the Servicer, a Subservicer, [GFC Lending LLC], [DT Credit Company LLC] or Administrator.

Permitted Modifications: Has the meaning specified in Section 2.2 of the Servicing Agreement.

Person: Any legal person, including individual, partnership, corporation, limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

Physical Property: (i) Bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the New York UCC and are susceptible of physical delivery and (ii) Security Certificates.

Pool Balance: As of the last day of any Collection Period, the sum of the Principal Balances of the Receivables as of such last day; provided, however, that if the Receivables are purchased in connection with a clean-up call option or are sold or otherwise liquidated by the Indenture Trustee following an Event of Default pursuant to Section 5.4(a) of the Indenture, the Pool Balance shall be deemed to be zero as of the last day of the Collection Period during which such purchase, sale or other liquidation occurs.

Pool Factor: With respect to any Class of Notes and any Distribution Date [(other than the Class XS Notes)], an amount expressed to the third decimal place and computed by the Servicer which is equal to the Note Principal Amount for such Class as of the close of such Distribution Date divided by the initial Note Principal Amount for such Class.

[Pre-Funded Amount: With respect to any Determination Date, the amount on deposit in the Pre-Funding Account.]

[Pre-Funding Account: The account, if any, designated as such, established and maintained pursuant to Section 8.2 of the Indenture.]

[Pre-Funding Account Initial Deposit: Cash or Eligible Investments having a value of $[                ].]

Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

Preliminary Prospectus: The Preliminary Prospectus of the Issuing Entity, dated as of [                ], 20[                ].

Principal Balance: With respect to any Receivable as of any date of determination, the outstanding principal balance of such Receivable as of such day; provided that as of the date on which a Receivable becomes a Charged-Off Receivable, the Principal Balance of such Receivable shall be zero.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Prospectus: The final Prospectus of the Issuing Entity, dated as of [                ], 20[                ].

protected purchaser: As defined in Section 8-303 of the applicable UCC, and provided that the requirements of Section 8-405 of the applicable UCC are met.

Purchase Amount: With respect to a Distribution Date and to (1) a Purchased Receivable (other than a Receivable purchased pursuant to Section 6.1 of the Servicing Agreement, which shall be purchased at the price set forth in such section), purchased on or prior to last day of the related Collection Period a payment equal to the Principal Balance and accrued interest as of the last day of the related Collection Period and (2) an Indemnified Receivable, a payment equal to the Actual Loss Amount.

Purchase Price: With respect to a Charged-Off Receivable, the Unpaid Charge-Off Balance set forth in the related Charged-Off Receivable Schedule multiplied by the applicable Bid Percentage.

Purchased Receivable: A Receivable purchased or repurchased, as applicable, as of the close of business on the last day of a Collection Period by (a) the Seller pursuant to Section 3.1(d) of the Receivables Purchase Agreement, (b) the Servicer pursuant to Section 6.1 of the Servicing Agreement[,][or] (c) the Depositor pursuant to Section 3.1(c) of the Receivables Transfer Agreement [or the (d) the Issuing Entity pursuant to Section 3.2 of the Receivables Contribution Agreement].

Rating Agencies: As of any date, the nationally recognized statistical rating organizations requested by the Depositor to provide ratings on the Notes which are rating the Notes on such date.

Rating Agency Condition: With respect to any action, the condition that (a) each Rating Agency shall have been given at least [ten (10)] days prior notice of that action and (b) none of the Sponsor, the Depositor, the Issuing Entity or the Indenture Trustee shall have received notice from any Rating Agency that such action shall result in a downgrade or withdrawal of the then current rating of the Notes. Each entity listed above shall inform the other entities listed above of whether or not it has received notice from the Rating Agencies prior to the taking of the actions at issue.

Receivable: A Contract that is included in any Schedule of Receivables and all rights to receive all payments of all amounts due and payable thereunder (excluding amounts comprising Supplemental Servicing Fees) and performance of all other obligations by the Obligor thereunder; provided that once the Indenture Trustee has released its security interest in a Receivable and the related Contract in accordance with the terms of the Indenture, such Receivable shall no longer be a Receivable hereunder.

Receivable File: With respect to each Receivable and the related Contract, the original Contract and the Certificate of Title or evidence that such Certificate of Title has been applied for. For the avoidance of doubt, an Authoritative Copy of an electronic document shall constitute an original.

[Receivables Contribution Agreement: The Receivables Contribution Agreement, dated as of the Closing Date, between the Issuing Entity and the Grantor Trust.]

Receivables Purchase Agreement: The Receivables Purchase Agreement, dated as of the Closing Date, between the Sponsor and the Depositor.

Receivables Purchase Price: With respect to the Receivables transferred on the Closing Date, $[                ].

Receivables Transfer Agreement: The Receivables Transfer Agreement, dated as of the Closing Date, between the Depositor and the Issuing Entity.

Record Date: (i) With respect to the Notes and with respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date, or if Definitive Notes are issued for any Class of Notes, with respect to such Class of Notes the last day of the preceding Collection Period and (ii) with respect to the Book-Entry Certificates and with respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date, or if Definitive Certificates are issued, the last day of the preceding Collection Period.

Redemption Date: As defined in Section 10.1 of the Indenture.

Redemption Price: With respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes, [the Class E Notes] [and the Class N Notes], the unpaid principal amount of such Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, the Class A-4 Notes, Class B Notes, Class C Notes, Class D Notes, [the Class E Notes] [or Class N Notes], plus accrued and unpaid interest thereon. [With respect to the Class XS Notes, any Excess Servicing Strip Amount due and payable as of such date.]

[Reference Bank Rate: For any Distribution Date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by reference banks as of the Reference Time on the day that is two London Business Days prior to the immediately preceding Distribution Date (or, in the case of the initial Distribution Date, the day that is two London Business Days prior to the [Initial] Closing Date) to prime banks in the London interbank market for a period of one month, in amounts approximately equal to [with respect to the calculation of the Specified Reserve Account Balance, the excess of the outstanding principal amount of the Notes over the aggregate Pool Balance and with respect to the interest payable on the Floating Rate Notes,] the then outstanding principal amount of the applicable Class or tranche of Floating Rate Notes. The reference banks will be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Depositor. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Depositor, as of 11:00 a.m., New York City time, on that date to leading European banks for U.S. dollar deposits for a period of one month in amounts approximately equal to with respect to the calculation of the Specified Reserve Account Balance, the excess of the outstanding principal amount of the Notes over the aggregate Pool Balance and with respect to the interest payable on Floating Rate Notes, the then outstanding principal amount of the applicable Class or tranche of Floating Rate Notes. If no quotation can be obtained, then [One]-Month LIBOR will be the rate from the prior Distribution Date.]

[Reference Time: For any interest accrual period, (a) if the Benchmark is One-Month LIBOR, 11:00 a.m. (London time) on the Benchmark Determination Date, and (b) if the Benchmark is a rate other than One-Month LIBOR, the time on the Benchmark Determination Date determined by the Issuing Entity in accordance with a Benchmark Replacement Conforming Change.]

Registrar of Titles: With respect to any State, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57, 184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation RR: Regulation RR, 17 C.F.R. §246.1, et seq.

[Relevant Governmental Body: The Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY, or any successor thereto.]

Repurchase Event: As defined in Section 3.1(d) of the Receivables Purchase Agreement.

Repurchase Request: A request to repurchase a Receivable pursuant to Section 3.1(d) of the Receivables Transfer Agreement.

Requesting Party: The party that provided the Repurchase Request pursuant to the Receivables Transfer Agreement.

Required Deposit Rating: A rating on short-term unsecured debt obligations of [    ] by [    ] and [    ] by [    ]. Any requirement that short-term unsecured debt obligations have the “Required Deposit Rating” shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such applicable rating agencies.

Required Payment Amount: The sum of items (i) through (xvii) set forth in Section 2.7(a) of the Indenture.

Requisite Noteholders: Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Controlling Class.

Reserve Account: The account designated as such, established and maintained pursuant to Section 8.2(a) of the Indenture. [The Reserve Account is expected to satisfy the requirements for an “eligible horizontal cash reserve account” under Regulation RR.]

Reserve Account Amount: For any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Account on such Distribution Date (after giving effect to all deposits to and withdrawals from the Reserve Account on the preceding Distribution Date, or, in the case of the initial Distribution Date, the Closing Date), excluding all interest and other income (net of losses and investment expenses) earned on such amount during the preceding Collection Period.

Reserve Account Draw Amount: For any Distribution Date, prior to the acceleration of the Notes due to an Event of Default, the lesser of (A) the amount, if any, by which the Required Payment Amount for such Distribution Date exceeds the Available Funds for such Distribution Date and (B) the Reserve Account Amount for such Distribution Date (before giving effect to any deposits to or withdrawals from the Reserve Account on such Distribution Date). For any Distribution Date immediately after the acceleration of the Notes due to an Event of Default, the Reserve Account Amount for such Distribution Date (before giving effect to any withdrawals from the Reserve Account on such Distribution Date).

Reserve Account Initial Deposit: Cash or Eligible Investments having a value of at least $[                ].

Reserve Account Property: (i) The Reserve Account and all proceeds thereof (other than the Investment Earnings thereon) including all cash, investments, investment property and other amounts held from time to time in the Reserve Account (whether in the form of deposit accounts, Physical Property, book-entry securities, Uncertificated Securities, Financial Assets or otherwise) and (ii) the Reserve Account Initial Deposit and all proceeds thereof (other than the Investment Earnings thereon).

Responsible Officer: With respect to the (a) Indenture Trustee or Collateral Custodian, any officer within the corporate trust office of the Indenture Trustee or Collateral Custodian, as applicable, with direct responsibility for the administration of the Transaction Documents, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, (b) Servicer, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person, in each case customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (c) Owner Trustee [or the Grantor Trust Trustee], any officer within the Corporate Trust Office of the Owner Trustee [or the Grantor Trust Trustee] with direct responsibility for the administration of the Trust Agreement [or the Grantor Trust Agreement], as applicable, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Retained Certificates: The Certificates initially retained by the Depositor or a Person treated as the same Person as the Depositor for U.S. federal income tax purposes pursuant to the Trust Agreement.

Retained Notes: The Notes initially retained by the Depositor or a Person treated as the same Person as the Depositor for U.S. federal income tax purposes.

Review Receivable: Has the meaning designated in Section 1.02 of the Asset Representations Review Agreement.

[Revolving Period: The period beginning on the Initial Closing Date and ending on [                ], 20[    ].]

Schedule of Receivables: The schedule of Receivables attached to each receivables assignment.

Scheduled Payment: For any Collection Period for any Receivable, each regularly scheduled payment required to be made by the related Obligor in accordance with the terms of the related Contract.

Second Priority Principal Distributable Amount: With respect to any Distribution Date [during the Amortization Period], an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on such preceding Distribution Date) over (b) the Pool Balance as of the close of business on the last day of the related Collection Period, and (ii) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date; provided, however, that the Second Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for the Class B Notes shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal amount of the Class B Notes as of the day preceding such Distribution Date.

Second Step Receivables Assignment: As defined in Section 2.1 of the Receivables Transfer Agreement.

Second Step Transferred Property: As defined in Section 2.1(a) of the Receivables Transfer Agreement.

Secured Obligations: Obligations of the Issuing Entity [and the Grantor Trust] under the Transaction Documents.

Secured Parties: Each Noteholder.

Securities: The Notes and the Certificates.

Securities Act: The Securities Act of 1933, as amended.

Securities Intermediary: Has the meaning set forth in Section 8.2(a)(ii) of the Indenture.

Security Certificate: Has the meaning given such term in Section 8-102(a)(16) of the New York UCC.

Security Entitlement: Has the meaning given such term in Section 8-102(a)(17) of the New York UCC.

Securityholder: A Holder of a Note or a Certificate.

Seller: Carvana, LLC, in its capacity as Seller under the Receivables Purchase Agreement, and any successor or assignee thereof under the Receivables Purchase Agreement.

[Senior Swap Termination Amount: Any Swap Termination Payments payable to the Swap Counterparty from the Issuing Entity due to (i) a Tax Event or Illegality or (ii) any other Event of Default or Termination Event, unless, in the case of this clause (ii), the applicable Swap Counterparty is the Defaulting Party or the sole Affected Party (unless otherwise indicated, terms used in the foregoing clauses (i) and (ii) shall have the respective meanings given to such terms in the Interest Rate Swaps, as the context requires).]

Servicer: Bridgecrest Credit Company, LLC, in its capacity as servicer pursuant to the Servicing Agreement, or any Successor Servicer.

Servicer File: A complete and legible copy of each of the following documents (but only to the extent applicable to such Receivable and held in tangible paper or electronic form by the Servicer):

1)	all instruments modifying the terms and conditions of the Receivable or the related Contract;

2)

a copy (but not the original) of the related Contract, the related security agreement and any amendments thereto; provided, however, that the Servicer shall deliver any original amendments to such Contract to the Collateral Custodian immediately following execution thereof;

3)

the Certificate of Title with a lien notation or an application therefor (to the extent applicable State law permits or requires the Servicer to hold the Certificate of Title) pursuant to the time periods set forth in the Receivables Purchase Agreement;

4)	the Obligor’s retail purchase agreement and an indication of down payment, if applicable;

5)

a copy of any ancillary product contract associated with the Financed Vehicle, but only to the extent that the purchase price of such contract (or any portion thereof) comprises a portion of the amount financed under the related Contract; and

6)	such other documents as the Servicer may reasonably determine in order to accomplish its duties under the Servicing Agreement.

Servicer Termination Event: Any one or more of the following that shall have occurred and be continuing:

(i)

any failure by the Servicer to deposit in the Collection Account any payment required to be so delivered by the Servicer under the terms of the Servicing Agreement, which failure continues unremedied for [five (5)] Business Days after discovery thereof by a Responsible Officer of the Servicer or receipt by a Responsible Officer of the Servicer of written notice thereof from the Indenture Trustee or the Requisite Noteholders (or, if no Notes are Outstanding, from the Majority Certificateholders);

(ii)

any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement, which failure materially and adversely affects the rights of the Issuing Entity, the Noteholders or the Certificateholders, and which continues unremedied for [    ] consecutive days after discovery thereof by a Responsible Officer of the Servicer or receipt by a Responsible Officer of the Servicer of written notice thereof from the Indenture Trustee or the Requisite Noteholders (or, if no Notes [(other than the Class XS Notes)] are Outstanding, from the Majority Certificateholders);

(iii)

any representation or warranty made by the Servicer in the Servicing Agreement [or any other Transaction Document] will prove to have been incorrect or false in any respect when made, which breach materially and adversely affects the rights of the Issuing Entity, the Noteholders or the Certificateholders, and such breach continues unremedied for [    ] consecutive days after discovery thereof by a Responsible Officer of the Servicer or receipt by a Responsible Officer of the Servicer of written notice thereof from the Indenture Trustee or the Requisite Noteholders (or, if no Notes are Outstanding, from the Majority Certificateholders); and

(iv)	the Servicer suffers a Bankruptcy Event;

provided, that (A) any delay or failure of performance referred to in clause (i) above shall have been caused by force majeure or other similar occurrence, the [    ] Business Day grace period referred to in such clause (i) shall be extended for an additional [    ] days and (B) if any delay or failure of performance referred to in clauses (ii) or (iii) above shall have been caused by force majeure or other similar occurrence, the [    ] day grace period referred to in such clause shall be extended for an additional [ ] days. The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (i) or (ii) above has occurred.

Servicer’s Certificate: A certificate completed and executed by a Responsible Officer of the Servicer, substantially in the form of Exhibit A to the Servicing Agreement.

Servicing Agreement: The Servicing Agreement, dated as of the Closing Date, among the Issuing Entity, [the Grantor Trust,] [the Backup Servicer,] the Indenture Trustee and the Servicer.

Servicing Fee: A fee set forth in the Servicing Agreement that, for any Distribution Date, will not exceed an amount equal to the product of (i) [    ]% of the Pool Balance as of the first day of the related Collection Period (or, in the case of the first Distribution Date, the Pool Balance as of [                ], 20[    ]) times (ii) a fraction equal to 1/12.

Servicing Strip Amount: For any Distribution Date, an amount equal to the product of (i) [    ]% of the Pool Balance as of the first day of the related Collection Period (or, in the case of the first Distribution Date, the Pool Balance as of [                ], 20[    ]) times (ii) a fraction equal to 1/12.

[Severely Distressed Receivable: [To be defined depending on grantor trust structure election.]]

Simple Interest Method: The method of allocating a fixed level payment on a Simple Interest Receivable to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid Principal Balance applicable to such Receivable multiplied by the period of time elapsed (expressed as a fraction of a calendar year) since the preceding payment of interest was made.

Simple Interest Receivable: Any Receivable under which the portion of each monthly payment allocable to earned interest and the portion allocable to the Principal Balance is determined in accordance with the Simple Interest Method. For purposes hereof, all payments with respect to a Simple Interest Receivable shall be allocated to principal and interest in accordance with the Simple Interest Method.

[SOFR: With respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s website.]

Sold Charged-Off Receivable: A Charged-Off Receivable sold by the Issuing Entity [or the Grantor Trust] to a Third-Party Purchaser in accordance with the provisions of Section 2.3(d).

[Specified Class N Reserve Account Balance: Cash or Eligible Investments having a value equal to at least [                ]% of the Initial Pool Balance, which equals approximately $[                .]

Specified Reserve Account Balance: For any Distribution Date, the lesser of:

(i) [                ]% of the Initial Pool Balance, which equals approximately $[                ]; and

(ii)    the outstanding principal balance of the Notes [(other than the Class XS Notes)] as of the close of business on such Distribution Date (after giving effect to all payments and distributions to be made on such Distribution Date).

Sponsor: Carvana, LLC, an Arizona limited liability company, and its successor and assigns.

State: Any state of the United States of America or the District of Columbia.

Statutory Trust Act: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

[Subordinate Swap Termination Payments: Any termination payments other than Senior Swap Termination Payments payable by the Issuing Entity as a result of an Early Termination Date of the Interest Rate Swap relating to the Class [ ] Notes or the Class [ ] Notes, as applicable.]

[Subsequent Cutoff Date: With respect to any Receivable transferred to the Issuing Entity after the Closing Date, if any, the date specified by the Depositor in the month those Receivables are transferred to the Issuing Entity.]

[Subsequent First Step Receivables Assignment: As defined in Section 2.1 of the Receivables Purchase Agreement.]

[Subsequent First Step Transferred Property: As defined in Section 2.1 of the Receivables Purchase Agreement.]

[Subsequent Second Step Receivables Assignment: As defined in Section 2.1 of the Receivables Transfer Agreement.]

[Subsequent Second Step Transferred Property: As defined in Section 2.1 of the Receivables Transfer Agreement.]

[Subsequent Third Step Receivables Assignment: As defined in Section 2.1 of the Receivables Contribution Agreement.]

[Subsequent Third Step Transferred Property: As defined in Section 2.1 of the Receivables Contribution Agreement.]

[Subsequent Closing Date: Any date during the [Funding Period][Revolving Period] on which Additional Receivables are to be transferred to the Issuing Entity pursuant to Section 2.1 of the Receivables Purchase Agreement, Section 2.1 of the Receivables Transfer Agreement or Section 2.1 of the Receivables Contribution Agreement.]

Subservicer: A subservicer appointed by the Servicer as contemplated by the Servicing Agreement for the servicing and administration of the Receivables.

Successor Servicer: Any Person appointed (and who accepts such appointment) to succeed the Servicer in the performance of the duties and obligations of the Servicer under the Servicing Agreement.

Supplemental Servicing Fees: With respect to a Distribution Date, all late fees, insufficient funds fees and other administrative fees and expenses or similar charges allowed by Applicable Law with respect to Receivables, collected (from whatever source) on the Receivables.

[Swap Counterparty: [                ], and any permitted successor pursuant to the terms of each applicable Interest Rate Swap.]

[Swap Counterparty Rights Agreement: The swap counterparty rights agreement, dated as of the Closing Date, by and among the Issuing Entity, the Swap Counterparty, the Depositor and the Sponsor.]

[Swap Termination Amount: Any amount due to the Swap Counterparty from the Issuing Entity in respect of an Early Termination Date of the applicable Interest Rate Swap, if any.]

System Description: As defined in Section 1.1 of the Collateral Custodian Agreement.

[Target Reinvestment Amount: As of any Distribution Date during the Revolving Period, the excess, if any, of the sum of (i) the Aggregate Note Principal Amount as of the preceding Distribution Date or the Initial Closing Date, as applicable, and (ii) the Overcollateralization Target Amount, over the Aggregate Pool Balance as of the last day of the Collection Period related to such Distribution Date.]

Tangible Contract: A Contract that constitutes “tangible chattel paper” under and as defined in Section 9-102(a)(79) of the UCC.

Temporary Notes: The Notes specified in Section 2.3 of the Indenture.

[Term SOFR: The forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.]

[Third Party Instrument: Each Interest Rate [Swap] [Cap].]

Third Party Bill Payment Service: Any provider of payment or processing services or other platform that the Servicer uses in accordance with its Customary Servicing Practices (including electronic and web-based payment processing systems and services) to facilitate payments by Obligors.

Third Priority Principal Distributable Amount: With respect to any Distribution Date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on such preceding Distribution Date) over (b) the Pool Balance as of the close of business on the last day of the related Collection Period, and (ii) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date and (b) the Second Priority Principal Distributable Amount, if any, with respect to such Distribution Date; provided, however, that the Third Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for the Class C Notes shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal amount of the Class C Notes as of the day preceding such Distribution Date.

Third-Party Purchaser: Any Person who is not the Servicer, the Sponsor or the Depositor, an Affiliate of the Servicer, the Sponsor or the Depositor or any of their respective officers, directors, employees, agents or representatives.

[Third Step Receivables Assignment: As defined in Section 2.1(b) of the Receivables Contribution Agreement.]

[Third Step Transferred Property: As defined in Section 2.1(a) of the Receivables Contribution Agreement.]

Title Intermediary: Dealertrack, its affiliate VINTek or another title administration service provider approved in writing by the Issuing Entity or the Administrator.

Title Lien Nominee: Carvana, LLC, [GFC Lending LLC] or [DT Credit Company LLC] (or any other name provided by the Sponsor).

Transaction Documents: The Receivables Purchase Agreement, the Receivables Transfer Agreement, [the Receivables Contribution Agreement,] the Indenture, the Trust Agreement, [the Grantor Trust Agreement,] the Administration Agreement, the Servicing Agreement, [the Backup Servicing Agreement,] the Collateral Custodian Agreement, the Asset Representations Review Agreement and any other document, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the transactions contemplated by this Agreement or any of the other foregoing documents.

Treasury Regulations: The regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trust Agreement: The Amended and Restated Trust Agreement, dated as of the Closing Date, between the Depositor and the Owner Trustee.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939 as in force as of the Closing Date, unless otherwise specifically provided.

UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

[Unadjusted Benchmark Replacement: The Benchmark Replacement excluding the Benchmark Replacement Adjustment.]

Unaffiliated Certificateholder: Any Certificateholder other than the Depositor or an Affiliate of the Depositor.

[Unaffiliated Grantor Trust Certificateholder: Any Grantor Trust Certificateholder other than the Depositor or an Affiliate of the Depositor.]

Uncertificated Security: Has the meaning given to such term in Section 8-102(a)(18) of the New York UCC.

Undertaking Letter: The letter is substantially the form set forth in Exhibit C of the Trust Agreement.

Unenforceable Receivable: A Debt that is or may be legally unenforceable or uncollectible for any of the following reasons: (i) any Obligor has been released of liability for their respective Debt by a court of competent jurisdiction or by Servicer (including the filing of a Form 1099-C); (ii) any Obligor has been discharged in bankruptcy without any reaffirmation of the Debt by the Obligor; (iii) any Obligor is deceased; (iv) any Obligor has filed for protection under the United States Bankruptcy Code; (v) the Debt was created by an act of fraud, forgery or identity theft; (vi) the Receivable is the subject of, or an Obligor has filed, a pending lawsuit or other judicial, quasi-judicial or administrative proceeding regarding the Receivable; (vii) an unresolved written dispute relating to the validity or enforceability of an Receivable that was received by Servicer; (viii) the Receivable has been fully satisfied by means of a settlement or compromise arrangement between Obligor and Servicer or its agent; or (ix) the Receivable is a duplicate record of another Receivable sold in a Forward Commitment Transfer.

Unpaid Charge-Off Balance: As to any Charged-Off Receivable, at the time of the transfer to a Third-Party Purchaser, the Principal Balance of such Receivable (without giving effect to the proviso in the definition of “Principal Balance”) plus any accrued and unpaid interest, fees or other costs and charges incurred by or assessed to the Obligor.

Unrelated Amounts: (a) amounts deposited by the Servicer into the Collection Account but later determined by the Servicer to be mistaken or returned deposits or postings and (b) amounts deposited by the Servicer into the Collection Account as Collections but which were later determined by the Servicer to not constitute Collections with respect to the Receivables.

Verified Note Owner: A Note Owner that has provided the Indenture Trustee or the [Depositor][Administrator], as applicable, with each of (i) a written certification that it is a beneficial owner of a specified Outstanding Amount of the Notes and (ii) a trade confirmation, an account statement, a letter from a broker or dealer or other similar document showing that such Note Owner is a beneficial owner of such Outstanding Amount of the Notes.

Voting Interests: The voting interests in the Certificates, the aggregate strength of which shall be based on the percentage interests in the Issuing Entity represented thereby.

PART II-RULES OF CONSTRUCTION

(a) Accounting Terms. As used in this Appendix or the Transaction Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Transaction Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Transaction Documents will control.

(b) “Hereof,” etc. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Transaction Document will refer to this Appendix or such Transaction Document as a whole and not to any particular provision of this Appendix or such Transaction Document; and Section, Schedule and Exhibit references contained in this Appendix or any Transaction Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Transaction Document unless otherwise specified. The word “or” is not exclusive.

(c) Reference to Distribution Dates. With respect to any Distribution Date, the “related Collection Period,” and the “related Record Date,” will mean the Collection Period and Record Date, respectively, immediately preceding such Distribution Date, and the relationships among Collection Periods and Record Dates will be correlative to the foregoing relationships.

(d) Number and Gender. Each defined term used in this Appendix or the Transaction Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Transaction Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

(e) Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Transaction Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

(f) Reference to a Class of Notes. Unless otherwise specified, references to a Class of Notes includes all the tranches included in such Class of Notes.

(g) Notices to Rating Agencies. If Carvana is no longer the Administrator, any successor Administrator shall provide any required Rating Agency notices to the Depositor, who shall promptly provide such notice to the Rating Agencies.

(h) Amendments. Any agreement or instrument defined or referred to in the Transaction Documents or in any instrument or certificate delivered in connection herewith shall mean such agreement or instrument as from time to time amended, modified or supplemented and includes references to all attachments thereto and instruments incorporated therein.

(i) Controlling Class. After all Classes of Notes [(other than the Class XS Notes)] are no longer Outstanding, any references to the Controlling Class of Notes shall instead refer to the Majority Certificateholders.

(j) [Class XS Notes. Any references with respect to principal or interest payments shall not apply to the Class XS Notes.]

PART III-NOTICES AND PROCEDURES

All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Transaction Document to be made upon, given or furnished to or filed with the Depositor, the Servicer, the Administrator, [the Backup Servicer,] the Indenture Trustee, the Issuing Entity, the Owner Trustee, [the Grantor Trust Trustee,] the Collateral Custodian, the Asset Representation Reviewer, the Seller or the Sponsor shall be in writing, personally delivered, sent by facsimile or email, in each case with a copy to follow via first class mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

(a) in the case of the Depositor, at the following address:

Carvana Receivables Depositor LLC

1930 W. Rio Salado Pkwy

Tempe, AZ 85281

Attention: ABS-Transactions

Email: abs-transactions@carvana.com

with a copy to:

Carvana, LLC

1930 W. Rio Salado Pkwy

Tempe, AZ 85281

Attention: ABS-Transactions

Email: abs-transactions@carvana.com

(b) in the case of the Seller, the Administrator or the Sponsor, at the following address:

Carvana, LLC

1930 W. Rio Salado Pkwy

Tempe, AZ 85281

Attention: ABS-Transactions

Email: abs-transactions@carvana.com

(c) in the case of the Issuing Entity or the Owner Trustee, to the Owner Trustee at its Corporate Trust Office,

with a copy to:

Carvana Auto Receivables Trust 20[    ]-[    ]

c/o Carvana, LLC

1930 W. Rio Salado Pkwy

Tempe, AZ 85281

Attention: ABS-Transactions

Email: abs-transactions@carvana.com

(d) [in the case of the Grantor Trust or the Grantor Trust Trustee, to the Grantor Trust Trustee at its Corporate Trust Office,

with a copy to:

Carvana Auto Receivables Grantor Trust 20[    ]-[    ]

c/o Carvana, LLC

1930 W. Rio Salado Pkwy

Tempe, AZ 85281

Attention: ABS-Transactions

Email: abs-transactions@carvana.com]

(e) in the case of the Indenture Trustee and the Collateral Custodian, at the following address:

[                 ]

With copies of notices and Delivery of Receivable Files to:

[                ]

(f)    in the case of the Servicer, at the following address:

Bridgecrest Credit Company, LLC

7300 E Hampton Avenue

Mesa, AZ, 85209

Attention: Secretary

(g) in the case of the Asset Representations Reviewer, at the following address:

[                ]

(h)    [in the case of the Backup Servicer, at the following address:

[                ]]

The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuing Entity.

Where any Transaction Document provides for notice to Noteholders or Certificateholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder or Certificateholder affected by such condition or event, at such Person’s address as it appears on the Note Register or Certificate Register, as applicable, not later than the latest date, and not earlier than the earliest date, prescribed in such Transaction Document for the giving of such notice. If notice to Noteholders or Certificateholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholders or Certificateholders shall affect the sufficiency of such notice with respect to other Noteholders or Certificateholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.